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                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                             BAP ACQUISITION CORP.,
                          PAGING PARTNERS CORPORATION

                                      AND

                       PAGING PARTNERS MERGER CORPORATION


                          DATED AS OF NOVEMBER 6, 1998

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                          AGREEMENT AND PLAN OF MERGER

      Agreement and Plan of Merger, dated as of November 6, 1998 ("Agreement"), by and among BAP Acquisition Corp., a Delaware corporation ("BAP"), Paging Partners Corporation, a Delaware corporation ("Paging Partners"), and Paging Partners Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Paging Partners ("Newco").

                                    RECITALS

      WHEREAS, BAP has entered into the Asset Purchase Agreement, dated as of July 2, 1998 and amended as of November 3, 1998 (as further amended from time to time, the "Bell Atlantic Acquisition Agreement"), by and among BAP and the Sellers named therein (the "Bell Atlantic Subsidiaries"), pursuant to which BAP has agreed to acquire the licenses and other assets relating to the paging business of the Bell Atlantic Subsidiaries (the "Bell Atlantic Paging Business"), upon the terms and subject to the conditions specified in the Bell Atlantic Acquisition Agreement (such acquisition being hereinafter referred to as the "Bell Atlantic Acquisition");

      WHEREAS, the respective Boards of Directors of BAP, Paging Partners and Newco have each determined that it is in the best interests of their respective stockholders to effect the merger of Newco with and into BAP (the "Merger") upon the terms and subject to the conditions set forth herein;

      WHEREAS, the respective Boards of Directors of Newco and BAP have each approved the Merger, upon the terms and subject to the conditions set forth herein;

      WHEREAS, concurrently with the execution of this Agreement, Paging Partners and BAP are entering into a Voting Agreement with certain stockholders of Paging Partners named in the signature pages thereof (the "Voting Agreement") pursuant to which such stockholders have


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agreed, among other things, to vote their shares in favor of the Merger and the other transactions contemplated by this Agreement; and

      WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                     MERGER

      I.1 Merger. At the Effective Time (as defined in Section 1.3 hereof) and subject to the terms and conditions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), Newco shall be merged with and into BAP, the separate corporate existence of Newco shall thereupon cease, and BAP shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

      I.2 Surviving Corporation; Effects of the Merger. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects specified in Section 259 of the DGCL. As of the Effective Time, the Surviving Corporation shall change its name to BAPP Holdings, Inc.

      I.3 Effective Time. As soon as practicable following the satisfaction (or, to the extent permitted by law, the waiver) of all of the conditions to the Merger, and provided that this Agreement has not been terminated pursuant to
Article VI hereof, the parties hereto shall effect


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the Merger by filing with the Secretary of State of the State of Delaware a
Certificate of Merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being herein referred to as the "Effective Time").

      I.4 Certificate of Incorporation of the Surviving Corporation. At the Effective Time and without any further action on the part of BAP or Newco, the Certificate of Incorporation of BAP, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

      1.5. By-Laws of the Surviving Corporation. At the Effective Time and without any further action on the part of BAP or Newco, the By-Laws of BAP, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation.

      1.6 Directors of the Surviving Corporation. The directors of BAP immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced, at the Effective Time, by the individuals listed in Exhibit 1.6 hereto, who shall serve as the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

      1.7 Officers of the Surviving Corporation. The officers of BAP immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced, at the Effective Time, by the individuals listed in
Exhibit 1.7 hereto, who shall serve as officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.


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      1.8 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

            (a) Each share of Common Stock, par value $.001 per share ("BAP Common Stock"), of BAP that shall be issued and outstanding at the Effective Time (other than (i) shares of BAP Common Stock as to which appraisal has been properly demanded in accordance with Section 262 of the DGCL and Section 1.9 below, (ii) shares of BAP Common Stock, if any, that are held by Paging Partners, Newco, or any other wholly owned subsidiary of Paging Partners, and
(iii) shares of BAP Common Stock held in the treasury of BAP) shall be converted into the right to receive 88.92076 (the "Conversion Number") shares of Common Stock, par value $.01 per share, of Paging Partners ("Paging Partners Common Stock"), subject to adjustment as provided in paragraphs (d) and (e) of this section (the "Merger Consideration"). Subject to Section 1.8(e) hereof, the total number of shares of Paging Partners Common Stock to be issued to all holders of BAP Common Stock shall not exceed (i) 8,892,076 shares, excluding shares issuable upon the exercise of the Rollover Options (as defined below), if the Motorola Warrants are not exercised prior to or at the Effective Time or
(ii) 9,160,273 shares, excluding shares issuable upon the exercise of the Rollover Options, if all of the Motorola Warrants are exercised prior to or at the Effective Time.

            (b) Each share of common stock, par value $0.01 per share ("Newco Common Stock"), of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into and represent one fully paid and non-assessable share of common stock of the Surviving Corporation.


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            (c) Each share of BAP Common Stock owned by Paging Partners, Newco or any other wholly owned subsidiary of Paging Partners or held in the treasury of BAP shall be canceled and cease to exist at the Effective Time, and no consideration shall be paid with respect thereto.

            (d) Notwithstanding the foregoing, no fractional shares of Paging Partners Common Stock shall be issued. In lieu of fractional shares, the number of shares of Paging Partners Common Stock to be issued to any former stockholder of BAP who would otherwise be entitled to a fractional share of Paging Partners Common Stock shall be rounded to the nearest number of whole shares of Paging Partners Common Stock (with any fractional share greater than or equal to one-half share being rounded up).

            (e) If, between the date hereof and the date of payment of any shares of Paging Partners Common Stock pursuant to Section 1.10, (i) the outstanding shares of BAP Common Stock or Paging Partners Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, exchange of shares, stock split, reverse stock split, combination, stock dividend, or similar change in capitalization, (ii) any dividend on shares of BAP Common Stock or Paging Partners Common Stock shall be declared with a record date within said period, (iii) any shares of BAP Common Stock shall be repurchased pursuant to the Equity Sponsor Agreement (as defined below), (iv) any shares of BAP Preferred Stock shall be reduced pursuant to the BAP Stock Purchase Agreement (as defined below), or (v) any of the Motorola Warrants (as defined below) shall be exercised, the Conversion Number shall be appropriately adjusted so that immediately after consummation of the Merger, (i) the 6,308,054 shares of Paging Partners Common Stock outstanding on the date hereof, plus (ii) the number of


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shares of Paging Partners Common Stock issued upon the exercise, if any, of the
Motorola Warrants will equal 41.5% of the shares of Paging Partners Common Stock outstanding immediately following the Effective Time.

      1.9 Dissenting Shares. Notwithstanding the provisions of Section 1.8 or any other provision of this Agreement to the contrary, shares of BAP Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such shares in favor of the approval and adoption of this Agreement and who shall have properly demanded appraisal of such shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall be converted into and solely represent the right to receive the Merger Consideration, without any interest thereon, as provided in Section 1.8 hereof. BAP shall give Paging Partners notice of any demand made by or on behalf of any such holder to be paid the "fair value" of his shares, as provided in Section 262 of the DGCL, and Paging Partners and the Surviving Corporation shall have the sole and exclusive right to conduct and direct, in their sole discretion, all negotiations, proceedings and ultimate disposition with respect to any such demands in any manner that Paging Partners and the Surviving Corporation may elect.

      1.10 Exchange of Certificates.


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            (a) At or prior to the Effective Time, Paging Partners shall contribute to Newco, and Newco shall deposit with an exchange agent to be selected by the parties hereto prior to the Effective Time (which may be Paging Partners or one of its affiliates) (the "Exchange Agent"), 8,892,076 shares of Paging Partners Common Stock (subject to adjustment in the event that the Conversion Number is adjusted pursuant to Section 1.8(e) hereof).

            (b) After the Effective Time, each holder of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of BAP Common Stock (other than Dissenting Shares and other than shares of BAP Common Stock that are held by Paging Partners, Newco or any other wholly owned subsidiary of Paging Partners or are held in the treasury of
BAP) (the "Certificates") shall surrender the same to the Exchange Agent. After the Effective Time, upon receipt by the Exchange Agent of (i) the Certificates duly endorsed in proper form for transfer and (ii) the federal taxpayer identification number of each holder of Certificates, the Exchange Agent shall issue, to each former holder of BAP Common Stock (other than Dissenting Shares and other than shares of BAP Common Stock that are held by Paging Partners, Newco or any other wholly owned subsidiary of Paging Partners or are held in the treasury of BAP), a certificate representing the number of shares of Paging Partners Common Stock that such holder is entitled to receive pursuant to
Section 1.8 hereof. Pending such surrender and exchange, each Certificate shall be deemed for all corporate purposes to evidence the number of whole shares of Paging Partners Common Stock into which such shares of BAP Common Stock evidenced by such Certificate shall have been so converted by the Merger. All certificates for shares of Paging Partners Common Stock to be issued in the Merger


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shall be issued in the same name in which the Certificate surrendered in exchange therefore is registered.

            (c) No holder of a Certificate shall be entitled to receive any dividend or other distribution from Paging Partners in respect of the Paging Partners Common Stock to be issued in respect thereof until the surrender of such Certificate. Upon such surrender, there shall be paid to the holder the amount of dividends or other distributions (without interest) that theretofore became payable but that were not paid by reason of the foregoing, with respect to the number of shares of Paging Partners Common Stock represented by the certificates issued upon such surrender.

            (d) At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to the Surviving Corporation any shares of Paging Partners Common Stock that had been deposited with to the Exchange Agent by or on behalf of Paging Partners, Newco or the Surviving Corporation and have not been disbursed to holders of Certificates. Any holders of Certificates who have not theretofore complied with
Section 1.10(b) hereof shall thereafter look (subject to applicable escheat and other similar laws) only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, and shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law.

      1.11 No Further Rights or Transfers. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Surviving Corporation, except for the right to surrender such Certificates in exchange for the Merger Consideration pursuant to


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Sections 1.8 and 1.10 hereof or to perfect their right to receive payment for their shares of BAP Common Stock pursuant to Section 262 of the DGCL and Section
1.9 hereof. No transfer of shares of BAP Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation after the Effective Time. If, after the Effective Time, Certificates formerly representing shares of BAP Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration.

      1.12 Registration Rights. Paging Partners shall provide the holders of the shares of Paging Partners Common Stock to be received in the Merger by the holders of shares of BAP Common Stock with certain rights to register the resale of such shares of Paging Partners Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in a registration rights agreement substantially in the form attached as Exhibit 1.12 hereto (the "Registration Rights Agreement").

      1.13 Closing. The closing of the Merger and the other transactions contemplated by this Agreement shall, unless another date or place is agreed to in writing by the parties hereto, take place at a location and time mutually agreed upon by Paging Partners, Newco and BAP as soon as practicable, and in any event within five business days, following the satisfaction (or, to the extent permitted by law, the waiver) of all of the conditions to the Merger, provided that this Agreement shall not have been terminated pursuant to Article VI hereof. Such date, time and location shall be confirmed in writing by such parties not less than 10 days prior to the scheduled date of such closing. The term "Closing," when used in this Agreement shall mean the Effective Time.


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      1.14 BAP Preferred Stock. Immediately prior to the Effective Time, the outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share, of BAP (the "BAP Preferred Stock") shall be automatically converted into the number of shares of BAP Common Stock for which such shares of BAP Preferred Stock are exercisable, convertible or exchangeable, and such shares of BAP Common Stock shall be deemed to be issued and outstanding at the Effective Time for purposes of Section 1.8 hereof.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF BAP

      BAP hereby represents and warrants to Paging Partners and Newco that:

      2.1 Organization. BAP is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. True, correct and complete copies of the Certificate of Incorporation and By-laws of BAP, each as amended through the date hereof, have been delivered to Paging Partners and Newco, and each of such documents will continue in effect, except as otherwise contemplated in Section 2.3 hereof, until immediately prior to the Effective Time.

      2.2 No Subsidiaries. BAP does not have any direct or indirect Subsidiaries and does not, directly or indirectly, own or have the right to acquire any interest in any Person other than pursuant to the Bell Atlantic Acquisition Agreement. Except as set forth on Schedule 2.2 of the Disclosure Schedule delivered to Paging Partners and Newco (the "BAP Disclosure Schedule"), BAP has not made any investment in, loan to, or advance of cash or other extension of credit to


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any Person (other than travel and similar advances to officers or employees in the ordinary course of business).

      2.3 Authorization. BAP has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by BAP, the performance by BAP of its obligations hereunder, and the consummation by BAP of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and Stockholders of BAP, and no other corporate proceeding on the part of BAP is necessary for the execution and delivery of this Agreement by BAP, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and (ii) approval by the Board of Directors and Stockholders of BAP of any amendment of the Certificate of Incorporation of BAP to change the capital structure of BAP as may be required to obtain the debt and equity financing to be provided by Finova Capital Corporation ("Finova") or another senior lender (other than Motorola, Inc.) and the Persons that will be stockholders of BAP immediately prior to the closing of the Bell Atlantic Acquisition) required for the transactions contemplated by this Agreement and the Bell Atlantic Acquisition Agreement (the "Financing") and (iii) the authorization by the Board of Directors of BAP of the definitive agreements providing for the Financing including, without limitation, (a) the credit agreement and related agreements to be entered into with Finova Capital Corporation and/or another lender (collectively, the "BAP Credit Agreement") in connection with the issuance by BAP of indebtedness to finance the Bell Atlantic Acquisition and (b) the secured promissory note to be issued by BAP at the closing of the Bell Atlantic Acquisition (the "Bell Atlantic Note" and, together with the BAP Credit Agreement, the "BAP Debt Agreements"), and


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the transactions contemplated thereby, which actions will be taken prior to the execution and delivery of the BAP Debt Agreements. This Agreement has been duly and validly executed and delivered by BAP and, assuming the due authorization, execution and delivery hereof by each of Paging Partners and Newco, is a legal, valid and binding obligation of BAP, enforceable against BAP in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      2.4 Capitalization.

            (a) As of the date hereof, the authorized capital stock of BAP consists of 85,000 shares of Preferred Stock, par value $.001 per share, of which 80,000 shares have been designated "Series A Convertible Preferred Stock" (the "BAP Preferred Stock"), and 110,000 shares of BAP Common Stock. As of the date hereof, 22,000 shares of BAP Common Stock and 15,000 shares of BAP Preferred Stock were issued and outstanding. As of the date hereof, no shares of BAP Common Stock and no shares of BAP Preferred Stock were held in BAP's treasury. Immediately prior to the Effective Time, 22,000 shares of BAP Common Stock and 78,000 shares of BAP Preferred Stock will be issued and outstanding, subject to reduction pursuant to the BAP Stock Purchase Agreement and the Equity Sponsor Agreement. Immediately prior to the Effective Time, no shares of BAP Common Stock and no shares of BAP Preferred Stock will be held in BAP's treasury. As of the date hereof, all of the outstanding shares of BAP Common Stock and BAP Preferred Stock are, and at the Effective Time will be,


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validly issued, fully paid, nonassessable, and free of preemptive rights and cumulative voting rights, with no personal liability attaching to the ownership thereof.

            (b) As of the date hereof, 15,000 shares of BAP Common Stock are issuable upon the conversion of the BAP Preferred Stock outstanding on the date hereof, and 7,000 shares of BAP Common Stock are issuable upon the exercise of options ("BAP Options") to purchase shares of BAP Common Stock under the BAP 1998 Omnibus Stock Option Plan (the "BAP Option Plan") assuming that the BAP Options were exercisable on the date hereof. Immediately prior to the Effective Time, 78,000 shares of BAP Common Stock will be issuable upon the conversion of the then outstanding shares of BAP Preferred Stock. Except as set forth on
Schedule 2.4, as of the date hereof there are, and as of the Effective Time there will be, no outstanding options, warrants, subscriptions, conversion or other rights, agreements (other than this Agreement) or other commitments obligating BAP to issue any shares of its capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock. At the Effective Time, the number of shares of BAP Common Stock that will be outstanding on a fully diluted basis (excluding shares issuable upon the exercise of the BAP Options) shall not exceed 100,000 shares.

            (c) There are no outstanding obligations, contingent or otherwise, of BAP to redeem, purchase or otherwise acquire any capital stock or other securities of BAP other than those set forth in the Equity Sponsor Agreement, dated as of the date hereof (the "Equity Sponsor Agreement"), among BAP and the other parties named therein.

            (d) BAP is not in violation of and has not violated any federal or state securities laws in connection with any transaction relating to BAP, including without limitation,


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the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of BAP.

      2.5 No Prior Activities. BAP has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with (i) its incorporation, (ii) the issuance and sale of the BAP Common Stock and the incurrence of indebtedness for borrowed money in the amount of $750,000 pursuant to the Securities Purchase Agreements, dated as of July 7, 1998 and November 6, 1998 between BAP and the respective parties named therein, (iii) the issuance and sale of the BAP Preferred Stock pursuant to the Preferred Stock Purchase Agreement, dated as of the date hereof (the "BAP Stock Purchase Agreement"), between BAP and the respective parties named therein, (iv) the employment agreement, dated as of July 7, 1998, between BAP and John X. Adiletta, as amended by the letter agreement dated August 15, 1998, between BAP and John X. Adiletta (the "Adiletta Employment Agreement"), (v) the letter agreement, dated as of July 7, 1998 (the "Deerfield Agreement"), by and between BAP and Deerfield Partners, LLC, a Delaware limited liability company ("Deerfield"), (vi) the negotiation of this Agreement, the Bell Atlantic Acquisition Agreement and the Financing and the consummation of the transactions contemplated hereby and thereby and other activities incidental thereto, (vii) in the event that the Merger and the Bell Atlantic Acquisition shall not have occurred simultaneously, the ownership and operation of the Bell Atlantic Paging Business following the Bell Atlantic Acquisition (the "BAP Paging Business"), and (viii) such other activities as are incidental and related to the foregoing. BAP has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by any obligation or undertaking, and has not incurred any material liability that, in each case, is not


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contemplated by or in connection with this Agreement, the Bell Atlantic
Acquisition Agreement, the Financing, the transactions contemplated hereby and thereby or, in the event that the Merger and the Bell Atlantic Acquisition shall not have occurred simultaneously, the ownership and operation of the BAP Paging Business.

      2.6 Transaction Documents. BAP has all requisite corporate power and authority to execute, deliver and perform its obligations under the other Transaction Documents (as defined in Article VII), including the Bell Atlantic Acquisition Agreement; each of the other Transaction Documents has been duly and validly authorized, executed and delivered by BAP, and each constitutes a legal, valid and binding obligation of BAP, enforceable against BAP in accordance with its terms (assuming due authorization, execution and delivery of each other Transaction Document by any other party thereto), except to the extent that (a) the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). A true, correct and complete copy of each of the other Transaction Documents, including the Bell Atlantic Acquisition Agreement, in each case, as amended through the date hereof, has been delivered to Paging Partners and Newco.

      2.7 Bell Atlantic Representations and Warranties. BAP has heretofore provided Paging Partners and Newco with true, complete, and correct copies of the Bell Atlantic Acquisition Agreement and all Exhibits and Schedules thereto. Subject to the terms of this Agreement, the text of each of the representations and warranties of the OTCs (as defined in Article VII) and BAPCO (as defined in Article VII) contained in Sections 3.1 and 3.2,


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respectively, of the Bell Atlantic Acquisition Agreement (the "Bell Atlantic
Representations and Warranties") is hereby incorporated by reference mutatis mutandis without regard to any waiver or amendment thereto from the form of the Bell Atlantic Acquisition Agreement existing on the date of this Agreement, other than those waivers and amendments (i) of which Paging Partners and Newco have been advised a reasonable time prior to the Effective Time, (ii) that have been consented to by Paging Partners, such consent not to be unreasonably withheld, and (iii) that are subsequently confirmed to Paging Partners and Newco in writing. Subject to Section 8.5 hereof, each of the Bell Atlantic Representations and Warranties is herein made by BAP, as if BAP were the Bell Atlantic Subsidiary making each such representation and warranty; provided, however, that each representation is only made to the best of BAP's knowledge, after reasonable inquiry.

      2.8 Financing. BAP has heretofore (i) received written commitments, copies of which have previously been delivered to Paging Partners and Newco, to provide the debt portions of the Financing (all of which are subject to the negotiation, preparation and execution of the definitive BAP Credit Agreement, certain of which will require the participation of Paging Partners, and Newco, and the fulfillment of various conditions precedent contained therein) and (ii) entered into the BAP Stock Purchase Agreement with members of senior management and others (together with certain permitted assignees, the "Equity Participants") that provide for the issuance and sale of the BAP Preferred Stock to provide the equity portion of the Financing (which are subject to the fulfillment of various conditions precedent contained therein). Assuming satisfaction of the conditions to BAP's obligation to close under the Bell Atlantic Acquisition Agreement, BAP will have sufficient financing to consummate the Bell Atlantic Acquisition and the Merger and to pay related fees and expenses.


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      2.9 Consents and Approvals. Except as set forth on Schedule 2.9 of the BAP
Disclosure Schedule and except for such filings as may be required under Regulation D under the Securities Act or state blue sky laws in connection with the sale of the BAP Preferred Stock to the Equity Participants, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by BAP of the transactions contemplated by this Agreement or the other Transaction Documents or to enable the Surviving Corporation to continue to conduct its business after the Effective Time in a manner that is in all material respects consistent with that in which such business is currently conducted.

      2.10 No Conflict. Except as set forth on Schedule 2.10 of the BAP Disclosure Schedule, neither the execution and delivery by BAP of this Agreement or any Transaction Document to which BAP is a party nor the consummation by BAP of the transactions contemplated hereby or thereby nor the compliance by BAP with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation and By-Laws of BAP, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which BAP is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BAP or any of its properties or assets, except, in the case of clauses (ii) and (iii) hereof, for those violations or breaches that would not, individually or in the aggregate, have a material adverse effect on the business, condition


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(financial or otherwise), assets or liabilities (a "Material Adverse Effect") of
BAP, the Bell Atlantic Acquisition or the Merger.

      2.11 Affiliated Transactions. No officer, director, shareholder, partner or agent of or consultant to, or to the knowledge of BAP any of its Affiliates, owes, as of the date hereof, or will owe at the Effective Time, any outstanding indebtedness to BAP, except for a promissory note in the amount of $240,000 to be issued by John X. Adiletta to BAP (the "Adiletta Note") immediately prior to the Effective Time in connection with the purchase of shares of BAP Preferred Stock.

      2.12 Certain Agreements. The agreements and plans set forth on Schedule
2.12 of the BAP Disclosure Schedule (the "BAP Employ Agreements") are the only employment, severance, consulting or similar agreements of BAP containing a "change of control" provision.

      2.13 Brokers. No investment bank, broker or finder is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BAP, other than (i) Deerfield which fee shall not exceed $400,000 and (ii) PCS Management, Inc., which fee shall not exceed $225,000.

      2.14 Disclosure.

            (a) Neither this Agreement nor any Transaction Document nor any exhibit or schedule hereto nor any statement, list or certificate delivered to Paging Partners or Newco pursuant hereto or pursuant to any written request therefor, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.


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            (b) None of the information supplied in writing by BAP specifically for inclusion in the letter to stockholders, notice of meeting, proxy or information statement and form of proxy, to be distributed to stockholders of Paging Partners in connection with the Merger (collectively, the "Paging Partners Proxy Statement") will, as of the date the Paging Partners Proxy Statement is first mailed to such stockholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. BAP shall promptly notify Paging Partners and Newco of any change in the information so supplied that would make the foregoing representation and warranty untrue.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF PAGING PARTNERS AND NEWCO

      Paging Partners and Newco, jointly and severally, represent and warrant to BAP as follows:

      3.1 Organization, Etc. Each of Paging Partners and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Paging Partners and Newco is qualified or licensed to conduct business in each jurisdiction necessary for Paging Partners and Newco to own, lease and operate its properties and assets and to carry on its business as now conducted or as proposed to be conducted. Each of Paging Partners and Newco has full power and authority (corporate and otherwise) to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. True, correct and complete copies of the Certificate of Incorporation and Bylaws of each of Paging Partners and Newco, each as amended through the date hereof, have been


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

delivered to BAP, and each of such documents will continue in effect without further amendment through the Effective Time.

      3.2 Subsidiaries. Paging Partners has no direct or indirect Subsidiaries other than Newco. Neither Paging Partners nor Newco directly or indirectly owns or has the right to acquire any interest in any Person (other than, in the case of Paging Partners, Newco). Except as set forth in Schedule 3.2 of the Disclosure Schedule delivered to BAP (the "Paging Partners Disclosure Schedule"), neither Paging Partners nor Newco has made any investment in, loan to, or advance of cash or other extension of credit to any Person (other than customer receivables and other than travel and similar advances to employees in the ordinary course of business). Paging Partners owns all of the issued and outstanding shares of capital stock of Newco free and clear of any lien, claim, encumbrance, charge or agreement with respect thereto, other than a lien (the "Motorola Lien") in favor of Motorola, Inc., a Delaware corporation ("Motorola"), under the Credit Agreement, dated as of June 29, 1995, between Motorola and Paging Partners (as amended, the "Motorola Credit Agreement").

      3.3 Authorization, Etc.

            (a) Each of Paging Partners and Newco has the necessary corporate power and authority to enter into this Agreement and, to the extent required by the Financing, the BAP Debt Agreements and to carry out its obligations hereunder and thereunder (except for the approval and adoption of this Agreement by the stockholders of Paging Partners). The execution and delivery of this Agreement and, to the extent required by the Financing, the BAP Debt Agreements, by Paging Partners and Newco, the performance by Paging Partners and Newco of their obligations hereunder and thereunder, and the consummation by Paging Partners and Newco


                                   25 of 122
of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of each of Paging Partners and Newco, and no other corporate proceedings on the part of Paging Partners and Newco are necessary to authorize and approve this Agreement and the BAP Debt Agreements and the consummation of the transactions contemplated hereby and thereby (except for the approval and adoption of this Agreement by the stockholders of Paging Partners). As of the date hereof, there are no agreements, arrangements or other requirements that require that the transactions contemplated by this Agreement, considered together in a single vote, be approved by more than a majority of the outstanding shares of Paging Partners Common Stock.

            (b) This Agreement has been duly and validly executed and delivered by each of Paging Partners and Newco, and assuming the due authorization, execution and delivery hereof by BAP, is a legal, valid and binding obligation of each of Paging Partners and Newco enforceable against each of Paging Partners and Newco in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            (c) The respective Boards of Directors of Paging Partners and Newco have taken all appropriate and necessary action such that the provisions of
Section 203 of the DGCL will not apply to any of the transactions contemplated by this Agreement, including without limitation the voting of the shares of Paging Partners Common Stock pursuant to the Voting


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Agreement and the Merger. No other anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement.

      3.4 Capitalization.

            (a) As of September 30, 1998, the authorized capital stock of Paging Partners consists of 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Paging Partners Preferred Stock"), and 20,000,000 shares of Paging Partners Common Stock. As of September 30, 1998, 6,308,054 shares of Paging Partners Common Stock and no shares of Paging Partners Preferred Stock were issued and outstanding. As of September 30, 1998, no shares of Paging Partners Common Stock and no shares of Paging Partners Preferred Stock were held in Paging Partners' treasury. All of the outstanding shares of Paging Partners Common Stock have been validly issued and, as of the date hereof, are and, at the Effective Time, will continue to be fully paid, nonassessable and free of preemptive rights and cumulative voting rights, with no personal liability attaching to the ownership thereof. When issued in accordance with the terms of this Agreement, all of the shares of Paging Partners Common Stock constituting the Merger Consideration will be validly issued, fully paid, nonassessable and free of preemptive rights and cumulative voting rights, with no personal liability attaching to the ownership thereof.

            (b) As of the date hereof, the authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock. As of such date, 1,000 shares of Newco Common Stock were issued and outstanding, and no shares of Newco Common were held in Newco's treasury. All of the outstanding shares of Newco Common Stock have been validly issued and, as of the date hereof, are and, at the Effective Time, will continue to be fully paid, nonassessable and free


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of preemptive and cumulative voting rights, with no personal liability attaching to the ownership thereof.

            (c) As of September 30, 1998, (i) 376,200 shares of Paging Partners Common Stock were issuable upon the exercise of options ("Paging Partners Options") to purchase shares of Paging Partners Common Stock under the Paging Partners Corporation 1994 Incentive Stock Option Plan (the "Paging Partners Option Plan"), (ii) 190,259 shares of Paging Partners Common Stock may be issuable upon the exercise of warrants granted to Motorola (the "Motorola Warrants") in connection with the Motorola Credit Agreement, (iii) 1,800,000 shares of Paging Partners Common Stock were issuable upon the exercise of 1,800,000 warrants with an exercise price of $6.60 (the "Public Warrants") issued under the Warrant Agreement, dated as of May 26, 1994 (the "Paging Partners Warrant Agreement"), between Paging Partners and Continental Stock Transfer & Trust Company, as warrant agent, and (iv) 340,000 shares of Paging Partners Common Stock were issuable upon the exercise of an option (the "Unit Purchase Option") to purchase 170,000 units (the "Units") (each Unit, consisting of a share of Paging Partners Common Stock and a warrant to purchase one share of Paging Partners Common Stock at an exercise price of $6.60) at an exercise price of $9.90 per Unit, which were granted to GKN Securities Corporation and certain affiliated individuals. Except as set forth above, as of the date hereof, there are and, as of the Effective Time, there will be no outstanding options, warrants, subscriptions, conversion or other rights, agreements (other than this Agreement) or commitments obligating Paging Partners or Newco to issue any shares of the capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of the capital stock of Paging Partners or Newco. None of the Paging Partners Options will become subject to


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

(i) any termination or cancellation requiring the payment of any consideration or (ii) any adjustment in the exercise price (except in connection with the Reverse Stock Split (as defined below), in either case, in connection with or as a result of the Merger or any other transaction contemplated by this Agreement. At the Effective Time, the number of shares of Paging Partners Common Stock that will be outstanding (excluding shares issuable upon the exercise of the Paging Partners Options, the Motorola Warrants, the Public Warrants and the Unit Purchase Option) shall not exceed 6,308,054 shares.

            (d) Since September 30, 1998, neither Paging Partners nor Newco has authorized or issued any shares of its capital stock (except shares of Paging Partners Common Stock issued upon exercise of Paging Partners Options granted prior to September 30, 1998) or authorized or issued any option, warrant, subscription, conversion or other right, agreement or commitment (other than this Agreement) obligating it to issue any shares of its capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock. There are no outstanding obligations, contingent or otherwise, of either Paging Partners or Newco to redeem, purchase or otherwise acquire any capital stock or other securities of Paging Partners or Newco.

            (e) Neither Paging Partners nor Newco is in violation of or has violated any federal or state securities laws in connection with any transaction relating to Paging Partners or Newco, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of Paging Partners or Newco.

      3.5 No Prior Activities. Newco has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation


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

of this Agreement and the consummation of the transactions contemplated hereby. Newco has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity and is not subject to or bound by any obligation or undertaking, and has not incurred any material liability in each case, except as contemplated by or in connection with this Agreement and the transactions contemplated hereby.

      3.6 Consents and Approvals. Except as set forth on Schedule 3.6 to the Paging Partners Disclosure Schedule and except for any filings under federal or state securities laws in connection with the Merger, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Paging Partners or Newco of the transactions contemplated by this Agreement or to enable Paging Partners to continue to conduct its business after the Effective Time in a manner that is in all material respects consistent with that in which such business is currently conducted.

      3.7 No Conflict. Except as set forth on Schedule 3.7 to the Paging Partners Disclosure Schedule, neither the execution and delivery of this Agreement by Paging Partners and Newco nor the consummation by Paging Partners and Newco of the transactions contemplated hereby nor the compliance by Paging Partners and Newco with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation and By-Laws of Paging Partners or Newco, as the case may be, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to


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

which Paging Partners or Newco is a party or by which either of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Paging Partners or Newco or any of their properties or assets.

      3.8 No Undisclosed Liabilities. Except as and to the extent reflected on the audited consolidated balance sheet of Paging Partners as at December 31, 1997, including the notes thereto (the "1997 Balance Sheet"), or in the unaudited consolidated balance sheets included in Paging Partners' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 (the "March 10-Q") and June 30, 1998 (the "June 10-Q") or Paging Partners's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "1997 10-K") or disclosed pursuant to Section 3.10 hereof and except for (a) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1998, (b) liabilities incurred in connection with or as a result of the Merger, and (c) liabilities set forth on Schedule 3.8 of the Paging Partners Disclosure Schedule, neither Paging Partners nor Newco has, at the date hereof, or will have, at the Effective Time, any liabilities or obligations. The aggregate amount of indebtedness and other liabilities of Paging Partners outstanding under the Motorola Credit Agreement (the "Motorola Loan") is, as of this date hereof, $1,654,189.98 (excluding interest charges accruing after September 30, 1998), and will not exceed, at the Effective Time, $1,654,189.98.

      3.9 Financial Statements. Paging Partners has previously furnished BAP with a copy of its financial statements as of and for the fiscal year ended December 31, 1997, certified by Berenson & Company (the "Audited 1997 Financials"), and as of and for the six months ended June 30, 1998 (the "Second Quarter Financials" and, together with the Audited 1997 Financials,


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

the "Paging Partners Financial Statements") and with true and complete copies of each registration statement and proxy statement (including supplements and amendments thereto) filed by Paging Partners with the SEC since January 1, 1994 and of the following reports filed by Paging Partners with the SEC: Paging Partners's Annual Reports on Form 10-KSB for each of the three fiscal years in the periods ended December 31, 1995, December 31, 1996 and December 31, 1997, and all Quarterly Reports on Form 10- Q and all Current Reports on Form 8-K filed after January 1, 1995 (the "SEC Filings"). The Paging Partners Financial Statements and the audited year-end and unaudited interim financial statements and schedules contained in the SEC Filings (or incorporated therein by reference) were prepared in accordance with the books and records of Paging Partners in all material respects and were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and except that the unaudited interim financial statements were or are subject to normal year-end and audit adjustments that in the aggregate are not material. Each of the financial statements referred to above fairly presents the financial position of Paging Partners as of the respective dates set forth therein or the results of operations and changes in financial position of Paging Partners for the respective fiscal periods or as of the respective dates set forth therein, except that the unaudited interim financial statements were or are subject to normal year-end and audit adjustments that in the aggregate are not material. Each such registration statement, proxy statement and SEC Filing did not, on the date of effectiveness in the case of such registration statements, on the date of mailing and on the date of any stockholder meetings in the case of such proxy statements and on the date of filing in the case of such SEC Filings, contain any untrue statement of a material fact or omit to state a material fact required to


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

be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each SEC Filing, as of the date of its filing, complied as to form with the requirements of the Exchange Act.

      3.10 Litigation. Except as set forth on Schedule 3.10 of the Paging Partners Disclosure Schedule, there is no litigation, including without limitation any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority (collectively, "Proceedings"), pending or, to the knowledge of any of the Senior Officers (as defined below) of Paging Partners or Newco, threatened against Paging Partners or Newco that would reasonably be expected to have a Material Adverse Effect on Paging Partners and Newco, taken as a whole, or on the transactions contemplated by this Agreement and the Transaction Documents. Except as set forth on Schedule 3.10 of the Paging Partners Disclosure Schedule, neither Paging Partners nor Newco is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority (collectively "Orders") that would have a Material Adverse Effect on Paging Partners and Newco, taken as a whole or on the transactions contemplated by this Agreement and the Transaction Documents. As used herein, "Senior Officers" of Paging Partners and Newco means the Chairman, Vice Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and any Vice President, in each case, of Paging Partners or Newco, as the case may be.

      3.11 Absence of Changes. Since the date of the 1997 Balance Sheet and except for, or as a result of, the transactions contemplated by this Agreement or as set forth on Schedule 3.11 of the Paging Partners Disclosure Schedule, Paging Partners has conducted its business only in the


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

ordinary and usual course consistent with past practice and (a) there has been no event or condition that would have a Material Adverse Effect on Paging Partners and Newco, taken as a whole, (b) there has been no damage to or destruction or loss of property (whether or not covered by insurance) that individually or in the aggregate, exceeds $25,000, (c) neither Paging Partners nor Newco has issued or authorized for issuance any equity securities or redeemed, purchased or otherwise acquired any capital stock or any other equity interest or declared, set aside or paid any dividend or distribution or authorized or effected any split, combination or reclassification of capital stock as any other equity interest or any securities convertible into or exchangeable for or evidencing the right to subscribe for shares of its capital stock or any other equity interest, (d) neither Paging Partners nor Newco has increased the compensation of, or paid or authorized any bonus to, any of its officers or directors, or the rate of pay of its employees as a group, (e) there has been no resignation or termination of employment of any key officer, consultant or employee of Paging Partners or Newco, (f) there has been no sale, transfer or other disposition of assets or commitment therefor other than sales in the ordinary course of business consistent with past practice, or any acquisition of any material assets, (g) neither Paging Partners nor Newco has made any loans to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business, and no Lien (other than a Permitted Lien) has been placed on any of the assets of Paging Partners or Newco, and (h) neither Paging Partners nor Newco has taken any action that would have been prohibited under Section 4.4 below had this Agreement been in effect.

      3.12 Authorizations and Compliance. Schedule 3.12 of the Paging Partners Disclosure Schedule sets forth a complete and accurate list of all material licenses, franchises,


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

permits, consents, approvals, authorizations and orders of governmental authorities held by Paging Partners or Newco that are in effect and that are used or useful to operate its business and/or own its assets (collectively, the "Authorizations"). The Authorizations constitute all licenses, franchises, permits, registrations, consents, approvals, authorizations and orders required for the conduct by Paging Partners or Newco of its business as currently conducted and to own, lease, use and operate its properties at the places and in the manner in which the business is currently conducted, other than those the absence of which would not have a Material Adverse Effect on paging Partners or Newco. Each of Paging Partners and Newco is in compliance in all material respects with all Authorizations, and all of the Authorizations are in full force and effect. No proceeding is pending that is likely to have the effect of revoking or limiting any such Authorizations and, except for amendments to Authorizations that will be necessary as a result of the transactions contemplated hereby and that can be obtained in due course prior to the Closing, the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement or the Transaction Documents. Each of Paging Partners and Newco and the operation of its business are in compliance with all federal, state, local and other statutes, laws, acts, codes, orders, judgments, decrees, injunctions, regulations, rules, policies, guidelines, licenses, permits, franchises, by-laws and ordinances (collectively, "Laws") applicable to it, except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect on Paging Partners and Newco, taken as a whole. Neither Paging Partners nor Newco has received any notice from any governmental or regulatory authority or otherwise of any alleged violation of or noncompliance with any Law.


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      3.13 FCC Licenses. Paging Partners and Newco have heretofore provided BAP with a list of all of the licenses from the Federal Communications Commission (the "FCC") held by Paging Partners and have heretofore made available to BAP true, complete and correct copies of all associated licenses (including any filings made with the FCC to memorialize the sites of any fill-in transmitter as defined and provided for under the rules of the FCC but which may not be shown on such licenses, and any authority provided under the FCC rules for fill-in transmitters that have not been memorialized by any filing with the FCC, but that are listed on Schedule 3.13 of the Paging Partners Disclosure Schedule ("Fill-in Transmitters")), files and correspondence with the FCC. The FCC Licenses identified on Schedule 3.13 of the Paging Partners Disclosure Schedule as being held by Paging Partners (the "FCC Licenses") are all of the FCC Licenses held by Paging Partners relating to the Paging Partners Frequencies (as defined below) or Paging Partners' paging business. Except as set forth on
Schedule 3.13 of the Paging Partners Disclosure Schedule, the FCC Licenses held by Paging Partners are in full force and effect, are validly held by Paging Partners, and are free and clear of Liens (other than Permitted Liens), conditions or other restrictions of such nature as would materially limit the operation of Paging Partners' antenna and transmitter sites covered by the FCC Licenses (including sites for any Fill-in Transmitters) held by Paging Partners (all such sites for Paging Partners collectively, the "Transmitter Facilities"). Except for the FCC Licenses, there are no permits, licenses or other authorizations currently held by it, or required by Law to be held by it, with respect to its ownership and operation of its paging business, except where its failure to hold such a permit, license or other authorization would not reasonably be expected to materially and adversely affect Paging Partners' and Newco's ownership and operation of Paging Partners' paging business. The sites of Paging Partners set


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

forth in the FCC Licenses and any associated sites for Fill-in Transmitters listed therewith in Schedule 3.13 have been or will be timely constructed and placed into operation with service to subscribers by Paging Partners in accordance with the rules of the FCC. Except as set forth on Schedule 3.13, there are no applications, petitions to deny, complaints or proceedings pending or, to the knowledge of any of the Senior Officers of Paging Partners or Newco, threatened before the FCC or relating to the operations of or the provision of service from Paging Partners' and Newco's Transmitter Facilities that are likely to preclude Paging Partners or Newco from entering into or consummating the transactions contemplated by this Agreement or that are likely to materially adversely affect the validity of the FCC Licenses held by Paging Partners or Newco.

      3.14 Equipment and Telecommunications Transmission Services.

            (a) Paging Partners has good and valid title to the paging transmission equipment set forth on Schedule 3.14 of the Paging Partners Disclosure Schedule (all such equipment described on Schedule 3.14 being referred to herein as the "Equipment") and to the spare parts for such Equipment free and clear of all Liens, except for the Permitted Liens. The Equipment identified on Schedule 3.14 constitutes all of the terminals, transmitters, link receivers and antennas used by Paging Partners to provide one-way paging service.

            (b) Schedule 3.14 of the Paging Partners Disclosure Schedule sets forth a list of all of the telecommunications services that it provides in support of Paging Partners' paging business, including services to (i) interconnect paging terminals to local telephone networks, (ii) connect paging terminals to transmitters, (iii) connect transmitters to monitoring locations for the performance of status monitoring, control and troubleshooting functions, and (iv) program numbers into paging terminals and perform remote monitoring, adjustments, and troubleshooting


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

with respect to the paging terminals. Each of Paging Partners and Newco represents that the only telecommunications transmission services provided in support of their paging business are pursuant to arrangements between Paging Partners or Newco and certain independent local exchange carriers and interexchange carriers specifically listed as such on Schedule 3.14.

      3.15 Compliance with Law. Paging Partners' and Newco's ownership and operation of its business are in compliance with all applicable Laws (including without limitation the rules of the FCC relating to regulatory fees, universal service fund obligations, telecommunications relay service, antenna support structure lighting and marking, tower registration, timely construction of facilities and the provision of service to subscribers, and the timely filing of applications and reports), except where non-compliance would not individually or in the aggregate have a Material Adverse Effect on Paging Partners or Newco, taken as a whole. Neither Paging Partners nor Newco has received any written notice or otherwise been advised that its ownership or operation of its paging business is not in compliance with any such Laws.

      3.16 Site Leases.

            (a) Schedule 3.16 of the Paging Partners Disclosure Schedule sets forth a complete and accurate list of all of the site leases on which equipment is located to which Paging Partners or Newco is a party (the "Site Leases"). Except as described in subsection (b) below, each Site Lease to which Paging Partners or Newco is a party is valid, binding and enforceable against Paging Partners and, to Paging Partners' knowledge, each other party thereto, in accordance with its terms and is in full force and effect, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general


                                   38 of 122
principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). All rents due under each such Site Lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder, and no waiver or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no default or event of default by the lessee or, to the knowledge of Paging Partners or Newco, by any other party, or occurrence, condition or act that, with or without the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease. Neither Paging Partners nor Newco has received any notice of special assessment and, to the knowledge of Paging Partners and Newco, there is no threatened special assessment with respect to Paging Partners' or Newco's Site Leases.

            (b) Schedule 3.16 sets forth those Site Leases that are subject to the terms of the Prime Leases or Master Leases referred to therein. Neither Paging Partners nor Newco has received notice of or has knowledge of any termination of any Prime Lease or Master Lease referred to in such Site Lease.

      3.17 Books and Records. All material corporate action of the boards of directors and the stockholders of Paging Partners and Newco taken on or prior to the date hereof has been duly authorized in accordance with applicable law and the respective Certificates of Incorporation and Bylaws of Paging Partners and Newco and has been duly and accurately recorded in the minute books of Paging Partners and Newco. The general ledgers and books of Paging Partners and Newco and all other books, accounts and records of Paging Partners and Newco are in all


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

material respects complete and correct and have been maintained in accordance with good business practice and all applicable laws and regulations.

      3.18 Accounts Receivable. The accounts receivable reflected on the balance sheet contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 and all accounts receivable arising since the date of such balance sheet (collectively, the "Accounts Receivable") arose from bona fide transactions in the ordinary course of business and have been recorded in accordance with Paging Partners' historical revenue recognition policy. Except as set forth in Schedule 3.18 of the Disclosure Schedule, no Account Receivable has been assigned or pledged to any other person and no defense or set off to any such Account Receivable has been asserted by the account obligor. The allowance for doubtful accounts for such Accounts Receivable is adequate and in accordance with the historical accounting practices of Paging Partners and all of the Accounts Receivable, net of allowance for doubtful accounts, are good and collectible in full in the ordinary course of business.

      3.19 Customer Contracts. Copies of the forms of customer contracts entered into by Paging Partners and Newco since January 1, 1997 for the provision by Paging Partners or Newco of paging service, pager rental and pager maintenance, were previously delivered to BAP by Paging Partners and Newco.

      3.20 Pagers. Paging Partners has provided to BAP a copy of its inventory listing dated October 1, 1998, which reflects as of September 30, 1998, the approximate number of new pagers in Paging Partners' and Newco's pager inventory and identifies the approximate number of each general type of pager (i.e., digital, alphanumeric, etc.) in each category. Since such date, the number of pagers in pager inventory has not changed except in the ordinary course of business.


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      3.21 Retail and Office Leases. Neither Paging Partners nor Newco owns any real property. Schedule 3.21 of the Paging Partners Disclosure Schedule sets forth a list of all of Paging Partners' and Newco's real property leases (the "Retail and Office Leases"), copies of which have previously been delivered to or made available to BAP. Each Retail and Office Lease is valid, binding and enforceable against Paging Partners and, to Paging Partners' knowledge, each other party thereto, in accordance with its terms, and is in full force and effect, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). All rents due under each such lease have been paid; in each case, Paging Partners or Newco has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver or postponement of Paging Partners' or Newco's obligations thereunder has been granted by the lessor; and there exists no default or event of default by the lessee or, to the knowledge of Paging Partners and Newco, by any other party, or occurrence, condition or act that, with or without the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease. The buildings and leasehold improvements leased under the Retail and Office Leases are in good operating condition (normal wear and tear excepted), are not in need of any known major repairs and are suitable for their current uses. Neither Paging Partners nor Newco has received any notice of special assessment and, to Paging Partners and Newco's knowledge, there is no threatened special assessment relating to the premises leased by it under the Retail and Offices Leases or any portion thereof.


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      3.22 Telephone Number Inventory. Schedule 3.22 hereto, which has heretofore been provided to BAP, sets forth, as of the date of preparation of such Schedule, the telephone numbers assigned or available for assignment to or association with individual paging units as part of the Paging Partners' and Newco's paging business.

      3.23 Billing Software. The billing software used by Paging Partners and Newco shall, at and after the Effective Time, be in the same condition in which Paging Partners and Newco used it in its operations of its paging business on the date hereof. The base platform for such billing software was developed by Mr. Frank Atkinson prior to his employment at Paging Partners. As part of his employment agreement with Paging Partners, Mr. Atkinson granted a non-exclusive license to Paging Partners for its use. Since Mr. Atkinson's employment, such billing software has been updated and revised from time to time. All such updates and revisions have been written to be "Year 2000 compliant." The underlying billing software can be revised by Paging Partners' MIS department to be Year 2000 compliant by December 31, 1999 without material disruption to the completion of the other normal functions of Paging Partners's MIS department and without the incurrence of costs in excess of $100,000. Paging Partners has a valid non-exclusive license to utilize the billing software and any subsequent modifications.

      3.24 Billing System. The computer hardware set forth on Schedule 3.24 of the Paging Partners Disclosure Schedule and the billing software collectively comprise the billing system utilized by Paging Partners to perform billing services.

      3.25 Personal Property. Except as reflected on Schedule 3.25 of the Paging Partners Disclosure Schedule, each of Paging Partners and Newco has good title to or a valid leasehold or license interest in each item of personal property used by it in connection with its business, free


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and clear of all Liens other than the Motorola Lien and Permitted Liens. The leasehold improvements of Paging Partners and Newco and all of their respective tangible personal property, equipment, fixtures and inventories used in the ordinary course of their respective businesses are in good repair and in good operating condition, reasonable wear and tear excluded, and are suitable for the purposes for which they are being used.

      3.26 Material Contracts. Schedule 3.26 of the Paging Partners Disclosure Schedule sets forth a complete and accurate list and description of all of the following contracts and agreements, whether written or oral, of each of Paging Partners and Newco:

            (a) agreements, contracts or instruments to which Paging Partners or Newco is a party that (i) involve amounts greater than $25,000 and (ii) relate to the borrowing of money, the capital lease or purchase on an installment basis of any property or asset or the guarantee of any of the foregoing (including without limitation pledged receivables or acquisition and development credit facilities of Paging Partners or Newco), other than agreements, contracts or instruments relating to the purchase of pagers in the ordinary course of business involving less than $200,000 in the aggregate in any month;

            (b) contracts under which the amount payable by Paging Partners or Newco with respect to its business is dependent on the revenues or income or similar measure of Paging Partners or Newco or any other Person;

            (c) bonding, licenses, leases, contracts and other arrangements with respect to any material property of Paging Partners or Newco and all contracts, agreements, commitments, purchase orders or other understandings or arrangements with respect to which Paging Partners and/or Newco has any liability or obligation (contingent or otherwise) involving more than


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$100,000 in the aggregate in any month, or which may otherwise have any continuing effect after the date of this Agreement;

            (d) inter-carrier and agency agreements, interLATA circuit contracts or interconnection agreements with interexchange carriers involving more than $10,000;

            (e) franchise, license, agency, sales representative, marketing, co-sales arrangements, broker, and similar agreements or any declarations or covenants, conditions and restrictions, in each case involving more than $10,000;

            (f) forms of reseller agreements involving more than $10,000;

            (g) contracts, agreements or other understandings or arrangements (including without limitation those with respect to compensation) between Paging Partners or Newco and any stockholder, officer, director, consultant, agent and/or Affiliate of Paging Partners or Newco (or any spouse or relative of any of the foregoing);

            (h) contracts with any Person (other than BAP) which purport to restrict the business activities of Paging Partners or Newco or use of information in its business, including without limitation any covenant not to compete or any contracts imposing exclusive dealing obligations;

            (i) management, operating, service, joint venture, partnership or limited liability company agreements;

            (j) barter, currency, interest rate swap, hedge or broker contracts;

            (k) any contract or agreement pursuant to which Paging Partners or Newco has agreed to indemnify or hold harmless any other Person or to pay liquidated damages of any kind;


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

            (l) labor, union and similar contracts between Paging Partners or Newco and its employees;

            (m) any contract or agreement between Paging Partners or Newco and Motorola;

            (n) any contract or agreement creating any Lien (other than a Permitted Lien) on any property or assets of Paging Partners or Newco;

            (o) any contract or agreement relating to the capital stock of Paging Partners or Newco; or

            (p) any other material agreement, lease, commitment, instrument, plan, arrangement or contract entered into by Paging Partners or Newco or to which any of their respective assets may be subject.

      All the foregoing are herein called "Material Contracts." Such list includes with respect to each Material Contract the names of the parties, the date thereof, and its title or other general description. The Material Contracts listed on Schedule 3.26 set forth the entire arrangement and understanding between Paging Partners and/or Newco and the respective third parties with respect to the subject matter thereof, and, except as indicated in such Schedule, there have been no amendments or waivers or side or supplemental arrangements to or in respect of any Material Contract. Paging Partners and Newco will furnish any further information that BAP may reasonably request in connection therewith. Each Material Contract is valid, binding and enforceable against Paging Partners and, to Paging Partners' knowledge, each other party thereto, in accordance with its terms and in full force and effect, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other


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

similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity and except where failure to be so enforceable would not have a Material Adverse Effect on Paging Partners and Newco, taken as a whole). Except for any default by Paging Partners that may exist under the Motorola Credit Agreement (the "Motorola Default"), there is no event that has occurred or existing condition that constitutes or that, with notice, the happening of an event and/or the passage of time, would constitute a default or breach under any Material Contract by Paging Partners or Newco or would cause the acceleration of any obligation of any party thereto, give rise to any right of termination or cancellation or cause the creation of any Lien (other than a Permitted Lien) by reason of the failure of Paging Partners or Newco to fulfill the obligations thereunder.

      3.27 Intangible Property Rights. Each of Paging Partners and Newco has good and marketable title to, or valid and continuing licenses to use, all trademarks, service marks, trade names, copyrights, franchises, licenses, logos, customer lists, processes, trade secrets, know-how, and all rights with respect to the foregoing, that are used in the operation of its business as currently conducted (collectively, with any application with respect to the issuance or granting of any of the foregoing, the "Intangible Property"). Schedule 3.27 of the Paging Partners Disclosure Schedule sets forth a true, correct and complete list of all Intangible Property owned or used by each of Paging Partners and Newco (including all registrations and applications with respect to the issuance or granting of any right). Each of Paging Partners and Newco is the sole and exclusive owner of all Intangible Property, free and clear of all Liens (other than Permitted Liens). None of the Intangible Property infringes on any rights of others.


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

      3.28 Insurance. Schedule 3.28 of the Paging Partners Disclosure Schedule contains a correct and complete description of all insurance policies held by Paging Partners or Newco covering Paging Partners or Newco or any of their respective assets, properties or officers or employees, specifying the type and amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies"). All of the Insurance Policies are valid and in full force and effect and free of any right of termination on the part of the insurance carriers. Except as set forth in
Schedule 3.28, all of the liability Insurance Policies are on an "occurrence" basis. Schedule 3.28 also sets forth a list of all outstanding bonds or other security arrangements issued or entered into by Paging Partners or Newco.

      3.29 Labor Matters. Paging Partners and Newco are in compliance with all Laws with respect to employment practices and prohibiting discrimination, except where failure to be in compliance would not have a Material Adverse Effect on Paging Partners and Newco, taken as a whole. Neither Paging Partners nor Newco is bound by any union contracts, labor agreements or other similar agreements or arrangements. There are no pending or threatened claims between Paging Partners or Newco and any of its employees (including without limitation any claim of discrimination or harassment), or any unresolved labor grievances or unfair labor practice or labor arbitration Proceedings pending or threatened relating to Paging Partners or Newco. Except as set forth on Schedule 3.29 of the Paging Partners Disclosure Schedule or as provided in Section 4.21 hereof, no present or former director, officer, partner, stockholder, agent, or employee of or consultant to Paging Partners or Newco, as a result of any of the transactions contemplated by this Agreement, is or would be eligible to (a) receive any bonus, commission, severance pay, lump sum or other payment, compensation or other remuneration from Paging Partners or Newco of


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

any kind or (b) have the timing or vesting of any benefit or any increase in the amount of compensation or other benefits. Except as set forth in Schedule 3.29, there are no employment or consulting contracts or arrangements by which Paging Partners or Newco is bound other than those terminable at will with no penalty or other payment required. Schedule 3.29 of the Paging Partners Disclosure Schedule sets forth a complete list of all officers and employees of and consultants to Paging Partners or Newco showing date of hire, hourly rate or salary, commission arrangements or other basis of compensation. For purposes of this Section 3.29 the term "employee" shall include independent contractors who spend a majority of their working time on Paging Partners' or Newco's business.

      3.30 Transactions With Affiliates. Except as set forth in Schedule 3.30 of the Paging Partners Disclosure Schedule, no officer, employee, director, Significant Stockholder, partner or agent of or consultant to Paging Partners or Newco or, to the knowledge of Paging Partners and Newco any of their respective Affiliates (an "Interested Person"), owned within the past three years, directly or indirectly, any material interest in, or serves or served as an officer, employee or director of, any customer, competitor or supplier of Paging Partners or Newco, or any organization that had or has a material agreement or arrangement with Paging Partners or Newco, and no Interested Person owns directly or indirectly any material asset or property used in or necessary to the business of Paging Partners or Newco. "Significant Stockholder" means any Person that beneficially owns (within the meaning of the Exchange Act and the rules and regulations promulgated thereunder) five percent or more of the equity of the Company on a fully diluted basis.


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

      3.31 Environmental Matters. Without limiting any other representation or warranty contained herein, to the knowledge of Paging Partners and Newco, each of Paging Partners and Newco, and each of Paging Partners' and Newco's ownership and use of its premises, the occupancy and operation thereof and the conduct of each of Paging Partners and Newco's business are and have been in compliance with all Environmental Laws, including without limitation legal requirements relating to the use, storage, handling, transport and disposal of Hazardous Materials. To the knowledge of Paging Partners and Newco, none of the real property owned, leased or operated by Paging Partners or Newco at any time has ever been used as a sanitary land fill or as a storage or dump site for Hazardous Materials or is contaminated with any Hazardous Materials. To the knowledge of Paging Partners and Newco, neither Paging Partners nor Newco nor any other Person has ever caused or permitted any Hazardous Materials to be disposed of on or under any real property owned, leased or operated by Paging Partners or Newco in any manner not permitted by all applicable Laws, and no such real property has ever been used (by Paging Partners or Newco or any other Person) as (a) a disposal site or permanent storage site for any Hazardous Materials or (b) a temporary storage site for any Hazardous Materials which temporary storage resulted in a release of Hazardous Materials or violated any Environmental Law. To the knowledge of Paging Partners and Newco, all Hazardous Materials used or generated by Paging Partners or Newco or any business merged into or otherwise acquired by Paging Partners or Newco have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable Environmental Laws. To the knowledge of Paging Partners and Newco, there are no underground storage tanks on any real property owned, leased or operated by Paging Partners or Newco. To the knowledge of Paging Partners and Newco, neither Paging Partners nor Newco has any liabilities with respect to Hazardous Materials, and no facts or circumstances exist that could give rise to liabilities under any applicable Environmental Law. To the knowledge of Paging


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Partners and Newco, none of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby wll result in any obligations for environmental site assessment or cleanup, or notification to or consent of any governmental agency or third party under any transaction-triggered Environmental Law.

      3.32 Taxes. Paging Partners has made available to BAP true and correct copies of all of its tax returns (original and amended) for all open years. Paging Partners has correctly prepared and filed when due all tax and/or information returns required by Law to be filed and has paid when due all Taxes, including without limitation Taxes levied upon any of its properties, assets, income or franchises, except (i) where the failure to do so will not have a Material Adverse Effect on Paging Partners and Newco, taken as a whole or (ii) where Paging Partners is contesting such Taxes in good faith and has made adequate reserves on its books therefor. All such returns are, and all returns to be filed from the date hereof until the Effective Time will be true and correct and show all Taxes owed in respect of Paging Partners for the relevant periods, except where Paging Partners is contesting such Taxes in good faith and has made adequate reserves on its books therefor. Except as set forth on
Schedule 3.32, no return of Paging Partners has ever been audited by the Internal Revenue Service or any other Governmental Authority. Paging Partners has never filed a consent under ss.341(f) of the Code and has never executed any waiver that would have the effect of extending any applicable statute of limitations in respect of any tax liabilities. The charges, accruals and reserves on Paging Partners' books in respect of


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

Taxes for all fiscal periods are adequate, and there are no unpaid assessments or any basis for the assessment of any additional Taxes, penalties or interest for any period for which the due date has passed or audit thereof by any taxing authority, except for those (i) that will not have a Material Adverse Effect on Paging Partners and Newco, taken as a whole or (ii) that Paging Partners is contesting in good faith or for which Paging Partners has made adequate reserves on its books. All Taxes that Paging Partners is required by Law to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity. There are no tax Liens (other than Permitted Liens) or claims pending or threatened against Paging Partners or its properties or assets. There are no outstanding tax sharing agreements or other such arrangements between Paging Partners and any other Person. The tax basis of the assets of each of Paging Partners by category including the classification of such assets as being depreciable or amortizable as reflected in their respective tax returns and related work papers is true and correct in all material respects.

      3.33 Employee Benefit Plans.

            (a) Paging Partners maintains, contributes to or established the "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), including but not limited to bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension, retirement, deferred compensation, severance, medical, dental, life, disability, accident, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments or practices (whether or not insured) set forth in Schedule 3.33 Each such employee benefit plan is referred to herein as a "Paging Partners Benefit Plan"


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

and collectively as the "Paging Partners Benefit Plans". Each Paging Partners Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code and, to the extent applicable, Section 401(k) of the Code, has been determined by the Internal Revenue Service to be so qualified. The Paging Partners Benefit Plans have been maintained, operated and administered in all material respects in accordance with their terms and applicable law, including without limitation ERISA and the Code. No complete or partial termination of any Paging Partners Benefit Plan has occurred or is expected to occur prior to or on the Closing Date or as a result of this transaction. No event has occurred, or is reasonably expected to occur as a result of the transactions contemplated by this Agreement, with respect to or pursuant to any Paging Partners Benefit Plan which will result in any material liability to BAP.

            (b) No Paging Partners Benefit Plan is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, subject to Section 412 of the Code or Section 302 of Title IV of ERISA. Paging Partners has never contributed or had any obligation to contribute to any multi employer pension plan within the meaning of ERISA and the Code.

            (c) Paging Partners does not maintain any Paging Partners Benefit Plan that is a "group health plan" (as such term is defined in ERISA or the Code) that has not been administered or operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code.

      3.34 Certain Agreements. The agreements and plans set forth on Schedule
3.34 of the Paging Partners Disclosure Schedule are the only employment, severance, consulting or similar agreements of Paging Partners containing a "change of control" provision.


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      3.35 Brokers. No investment bank, broker or finder is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Paging Partners or Newco, other than Robert Davidoff and Rochelle King, which shall not exceed $100,000 in the aggregate.

      3.36 Disclosure.

            (a) Neither this agreement nor any exhibit or schedule hereto nor any Transaction Document nor any statement, list or certificate delivered to BAP pursuant hereto or pursuant to any written request therefor, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

            (b) The Paging Partners Proxy Statement, will not, as of the date the Paging Partners Proxy Statement is first mailed to stockholders of Paging Partners and as of the date of the Paging Partners' stockholder meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (c) The Paging Partners Proxy Statement will, as of the date the Paging Partners Proxy Statement is first mailed to stockholders of Paging Partners and as of the date of the Paging Partners' stockholder meeting, comply as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.


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                                   ARTICLE IV

                                   COVENANTS

      Paging Partners, Newco and BAP hereby covenant and agree to take the following actions between the date hereof and the Closing and/or, if applicable, following the Closing:

      4.1 Access to Information.

            (a) Subject to the terms and conditions of the Bell Atlantic Acquisition Agreement, until the first to occur of the Effective Time or termination of this Agreement pursuant to Article VI hereof, BAP will, and will cause its officers, directors, employees, counsel, advisors and representatives to, afford to the officers, employees, counsel and authorized representatives of Paging Partners and Newco (including, without limitation, its accountants) such access to the officers, employees, accountants, properties and business and financial records and contracts of every kind of BAP as Paging Partners and Newco shall deem necessary, and shall furnish to Paging Partners and Newco and its authorized representatives such additional information concerning the proposed management, operations, properties and business of BAP, the Bell Atlantic Paging Business and, after the closing of the Bell Atlantic Acquisition, the BAP Paging Business, as shall be reasonably requested, including without limitation all such information as shall be necessary to enable Paging Partners and Newco or its representatives to verify the accuracy of the representations and warranties contained herein and to prepare the Paging Partners Proxy Statement to be used in connection with the Paging Partners special meeting. No investigation by Paging Partners and Newco into BAP, the Bell Atlantic Paging Business, the BAP Paging Business or the management, business, operations, assets, records or condition of BAP, the Bell Atlantic Paging Business or the BAP Paging Business shall diminish or


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in any way limit any of the representations and warranties of BAP in this
Agreement or in any Transaction Document or writing delivered pursuant hereto or relieve BAP of any obligation hereunder.

            (b) Notwithstanding the foregoing (or any other provision of this Agreement or the other Transaction Documents), the parties understand that, until the closing of the Bell Atlantic Acquisition, (i) BAP will not have ownership or control of the Bell Atlantic Paging Business, (ii) BAP will have only limited access to information about the Bell Atlantic Paging Business, and
(iii) the Bell Atlantic Acquisition Agreement contains provisions requiring the maintenance of the confidentiality of, and limiting the public disclosure of certain information relating to, the Bell Atlantic Acquisition, the Bell Atlantic Acquisition Agreement and the Bell Atlantic Paging Business and requiring BAP to obtain the consent of the Bell Atlantic Subsidiaries prior to the public disclosure of such information (the "Bell Atlantic Confidentiality Provisions"). If Paging Partners or Newco shall reasonably request information about the Bell Atlantic Acquisition, the Bell Atlantic Acquisition Agreement or the Bell Atlantic Paging Business that is not available to BAP or that cannot be publicly disclosed under the Bell Atlantic Confidentiality Provisions (to be determined by BAP in its sole discretion), then BAP shall use commercially reasonable efforts to obtain the requested information or the consent to the public disclosure of such requested information, as the case may be, from the Bell Atlantic Subsidiaries. If, however, after using commercially reasonable efforts, BAP fails to obtain such requested information, or the consent to the disclosure of such requested information, as the case may be, and if, as a result of such failure, BAP, Paging Partners and/or Newco are unable to perform their respective obligations or satisfy their conditions to closing under this Agreement, including without


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

limitation those under Sections 4.1, 4.5, 4.8, 4.9, 4.11, and 4.14 hereof, then the parties hereto agree that (i) the time for BAP, Paging Partners and Newco to perform their obligations under this Agreement shall be extended for such time as Paging Partners shall determine, which shall not be less than 15 days from the date that BAP gives Paging Partners written notice of such failure (the "Extension Period") and (ii) none of BAP, Paging Partners or Newco shall be in breach of this Agreement during the Extension Period as a result of the circumstances described in this clause (b). Notwithstanding any other provision of this Agreement or the Transaction Documents, if BAP cannot obtain the requested information or the consent to the disclosure of such requested information, and Paging Partners terminates the Extension Period, then the parties agree that for purposes of Article VI and Section 8.5 hereof, none of BAP, Paging Partners or Newco shall be in breach of this Agreement as a result of the circumstances described in this clause (b). BAP shall use commercially reasonable efforts to provide paging Partners or Newco with any such requested information or consent as soon as practicable following the closing of the Bell Atlantic Acquisition.

            (c) Until the first to occur of the Effective Time or termination of this Agreement pursuant to Article VI hereof, Paging Partners and Newco will, and will cause their respective officers, directors, employees, counsel, advisors and representatives to, afford to the officers, employees, counsel and authorized representatives of BAP (including, without limitation, its accountants) such access to the officers, employees, accountants, properties and business and financial records and contracts of every kind of Paging Partners and Newco as BAP shall deem necessary, and shall furnish to BAP and its authorized representatives such additional information concerning the management, operations, properties and business of Paging Partners


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

and Newco as shall be reasonably requested, including without limitation all such information as shall be necessary to enable BAP or its representatives to verify the accuracy of the representations and warranties contained herein. No investigation by BAP into Paging Partners or Newco or its management, business, operations, assets, records or condition shall diminish or in any way limit any of the representations and warranties of Paging Partners and Newco in this Agreement or in any Transaction Document or writing delivered pursuant hereto or relieve Paging Partners and Newco of any obligation hereunder.

      4.2 Consents and Approvals. Paging Partners, Newco and BAP shall cooperate in using their commercially reasonable efforts to obtain as promptly as practicable all governmental and regulatory approvals, consents, orders and authorizations and transfer of licenses or registrations required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the transactions contemplated by this Agreement.

      4.3 Conduct of Business of BAP. Except as contemplated by this Agreement or with the prior written consent of Paging Partners and Newco, during the period from the date of the closing of the Bell Atlantic Acquisition to the Effective Time or the termination of this Agreement pursuant to Article VI hereof, BAP shall operate and carry on the BAP Paging Business only in the ordinary and usual course consistent with past practice of the Bell Atlantic Paging Business (subject to any changes resulting from the fact that such business will not be owned by Bell Atlantic and the Bell Atlantic Subsidiaries after the Bell Atlantic Acquisition) and in material compliance with all applicable Laws. Consistent with the foregoing, BAP (including, after the closing of the Bell Atlantic Acquisition, the BAP Paging Business) shall maintain its corporate existence and use commercially reasonable efforts to maintain its business organizations intact,


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retain its Authorizations, preserve its existing contracts, pay and discharge when due all taxes, assessments and governmental charges, keep available the services of its current officers and employees, preserve its FCC licenses and relationships with customers, suppliers, contractors, licensors, employees and any other Persons having business relations with it, and maintain all of the material structures, equipment and other tangible personal property used in its business in good repair, order, and condition in all material respects (except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty). Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement and the Bell Atlantic Acquisition Agreement, BAP shall not, directly or indirectly, do any of the following or enter into any agreement, arrangement or understanding with respect thereto, without the prior written consent of Paging Partners and Newco:

            (a) make any material change in its business, management or operations or enter into any new line of business or take any action that would materially adversely affect or detract from the value of BAP or, if applicable, the BAP Paging Business or terminate the services of any present key employee, consultant or agent except for good cause or in connection with the Bell Atlantic Acquisition;

            (b) (i) sell, pledge, dispose of or encumber any asset of BAP (except for sales of assets in the ordinary course of business consistent with past practice and except in connection with the BAP Debt Agreements and the transactions contemplated thereby and the Motorola Credit Agreement or the renegotiation thereof) or (ii) acquire any material assets or properties (whether by merger, consolidation, acquisition of stock or assets or otherwise except in connection with the Bell Atlantic Acquisition), (iii) release or assign any indebtedness owed to it


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

or any claims held by it, except in the ordinary course of business consistent with past practice or except in connection with the Bell Atlantic Acquisition, or (iv) enter into any agreement granting a preferential right to sell, lease, license, transfer or otherwise dispose of property, except in the ordinary course of business consistent with past practice;

            (c) (i) incur or assume any indebtedness (other than indebtedness incurred or assumed in the ordinary course of business and consistent with past practice, provided that such indebtedness does not relate to borrowed money) or assume, guarantee, endorse (other than endorsement of accounts receivable for collection) or otherwise become responsible for the obligations of any other Person, provided that the foregoing shall not prevent BAP from incurring indebtedness (i) under the BAP Debt Agreements in connection with the Bell Atlantic Acquisition and the Merger in an amount not to exceed $25,500,000 or
(ii) in connection with the ownership and operation of the BAP Paging Business in the ordinary course of business consistent with past practice of the Bell Atlantic Paging Business;

            (d) make, declare or pay any dividend, or declare or make any distribution on, or directly or indirectly redeem, repurchase or otherwise acquire, any shares of its outstanding capital stock or any securities convertible into or exchangeable for such capital stock or issue any shares of its capital stock (other than pursuant to (i) the issuance and sale of the BAP Preferred Stock pursuant to the BAP Stock Purchase Agreement, (ii) the conversion of the BAP Preferred Stock immediately prior to the consummation of the Merger or the repurchase of capital stock of BAP pursuant to the Equity Sponsor Agreement); or authorize the creation or issuance of any additional shares of its capital stock (other than pursuant to the conversion of the BAP Preferred Stock immediately prior to the consummation of the Merger) or authorize or grant any options,


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calls or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, any shares of its capital stock; or split, combine or reclassify any capital stock (other than pursuant to the BAP Employment Agreements (as defined below) and the BAP Option Agreements (as defined below));

            (e) subject any of its properties or assets to any Lien (other than Permitted Liens and Liens incurred under the BAP Debt Agreements or in connection with the Bell Atlantic Acquisition with respect to indebtedness permitted under paragraph (c) above);

            (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, except, after the closing of the Bell Atlantic Acquisition, in the ordinary course of the BAP Paging Business consistent with the past practice of the Bell Atlantic Paging Business;

            (g) enter into, terminate or cancel any contract, agreement, debt or claim or modify, amend or make any change in any of its leases, contracts, agreements, debts or claims or waive any material rights, in any case, that provides for a commitment on the part of BAP to pay an amount in excess of $50,000 or that affects in any material respect the business of BAP, other than
(A) the Employment Agreement to be dated as of the Effective Time, between BAP and D. Brian Plunkett (the "Plunkett Employment Agreement" and, together with the Adiletta Employment Agreement, the "BAP Employment Agreements"), (B) the Option Agreement to be entered into between BAP and John X. Adiletta as contemplated by the Adiletta Employment Agreement (the "Adiletta Option Agreement"), (C) the Option Agreement to be entered into


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

between BAP and D. Brian Plunkett (the "Plunkett Employment Agreement" and, together with the Adiletta Employment Agreement, the "BAP Employment Agreements"), (B) the Option Agreement to be entered into between BAP and John
X. Adiletta as contemplated by the Adiletta Employment Agreement (the "Adiletta Option Agreement"), (C) the Option Agreement to be entered into between BAP and
D. Brian Plunkett (the "Plunkett Option Agreement" and, together with the Adiletta Option Agreement, the "BAP Option Agreements") and (D) the Deerfield Agreement, (ii) other than the agreements to be entered into at the closing of the Bell Atlantic Acquisition as contemplated by the Bell Atlantic Acquisition Agreement, (iii) other than the termination of the Bell Atlantic Acquisition Agreement pursuant to the terms thereof and the termination of this Agreement pursuant to the terms hereof, and (iv) other than in the ordinary course of the business of BAP or, if applicable, the BAP Paging Business consistent with the past practice of BAP or the Bell Atlantic Paging Business.

            (h) increase in any manner or change the nature of the compensation or fringe benefits paid or payable to any director, officer, agent, representative, independent contractor or consultant of BAP or pay or agree to pay any commission or bonus payment (other than commissions and bonus payments to which BAP is now committed or will become committed upon closing of the Bell Atlantic Acquisition), or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any officers or employees (other than in connection with the Bell Atlantic Acquisition), or commit itself to any pension, retirement or profit-sharing plan or agreement or employment agreement with or for the benefit of any officer, employee or other person other than in connection with the Bell Atlantic Acquisition;

            (i) permit any insurance policy naming BAP or the Bell Atlantic Paging Business as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation, replacement policies providing substantially the same coverage are in full force and effect, other


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than in the ordinary course of business and other than in connection with the
Bell Atlantic Acquisition;

            (j) propose or adopt any amendment to its charter or bylaws, except in connection with the Financing, or enter into any agreement the terms of which would be violated by the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 2.10 hereof;

            (k) change its methods of accounting or fiscal year or fail to maintain its books, accounts and records in the usual, regular and ordinary manner or fail to post all entries therein promptly in compliance with accepted practice and applicable law;

            (l) settle or compromise any suit or claim or threatened suit or claim relating to the transactions contemplated by this Agreement;

            (m) make any tax election or settle or compromise any material income tax liability;

            (n) except as specifically contemplated by this Agreement, the BAP Employment Agreements, the BAP Option Agreements, the Deerfield Agreement or the Adiletta Note, enter into any of the foregoing transactions with any director, officer, stockholder, or employee of BAP; or

            (o) take any action (or refrain from taking any action) that would cause, or might reasonably be expected to cause, any representation or warranty of BAP contained herein to be inaccurate in any material respect.

            4.4 Conduct of Business of Paging Partners and Newco. Except as contemplated by this Agreement or with the prior written consent of BAP, during the period from the date hereof


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

to the Effective Time or the termination of this Agreement pursuant to Article VI hereof, Paging Partners and Newco shall operate and carry on their business only in the ordinary and usual course consistent with past practice and in material compliance with all applicable Laws. Consistent with the foregoing, Paging Partners and Newco shall maintain their respective corporate existences and use their best efforts to maintain their business organizations intact, retain their Authorizations, preserve their existing contracts, pay and discharge when due all taxes, assessments and governmental charges, keep available the services of their present officers and employees, preserve their FCC Licenses and relationships with customers, suppliers, contractors, licensors, employees and any other Persons having business relations with them, and maintain all of the material structures, equipment and other tangible personal property used in their business in good repair, order, and condition in all material respects (except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty). Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, Paging Partners and Newco shall not, directly or indirectly, do any of the following or enter into any agreement, arrangement or understanding with respect thereto, without the prior written consent of BAP:

            (a) make any material change in its business, management or operations or enter into any new line of business or take any action that would materially adversely affect or detract from the value of Paging Partners or Newco or terminate the services of any present key employee, consultant or agent except for good cause;

            (b) (i) sell, pledge, dispose of or encumber any asset of Paging Partners or Newco, except for sales of assets in the ordinary course of business consistent with past practice


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

and involving amounts less than $25,000 and except for sales, pledges, dispositions or encumbrances of pagers in the ordinary course of business consistent with past practice and involving less than $300,000 in the aggregate in any month, or (ii) acquire any material assets or properties (whether by merger, consolidation, acquisition of stock or assets or otherwise), except for purchases or other acquisitions of pagers in the ordinary course of business, consistent with past practice, and involving less than $200,000 in the aggregate in any month, or (iii) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business consistent with past practice, or (iv) enter into any agreement granting a preferential right to sell, lease, license, transfer or otherwise dispose of property, except in connection with the sale, lease, license or transfer of pagers in the ordinary course of business consistent with past practice;

            (c) (i) incur or assume any indebtedness (other than indebtedness incurred or assumed in the ordinary course of business, consistent with past practice and involving amounts less than $25,000, provided that such indebtedness does not relate to borrowed money) or (ii) assume, guarantee, endorse (other than endorsement of accounts receivable for collection) or otherwise become responsible for the obligations of any other Person, in each case, provided that the foregoing shall not prevent Paging Partners or Newco from (x) incurring indebtedness in connection with the purchase of pagers in the ordinary course of business consistent with past practice involving less than $200,000 in the aggregate in any month, or (y) incurring indebtedness under the Motorola Credit Agreement for so long as Paging Partners and Newco's aggregate indebtedness thereunder (including any currently outstanding indebtedness) does not at any time exceed $1,654,189.98 or (z) refinancing indebtedness outstanding under the Motorola Credit


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

Agreement on terms reasonably satisfactory to Paging Partners and, to the extent necessary to comply with the terms and conditions of the BAP Debt Agreements, BAP;

            (d) make, declare or pay any dividend, or declare or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its outstanding capital stock; or any securities convertible into or exchangeable for such capital stock or issue any shares of its capital stock; or issue or authorize the creation or issuance of any additional shares of its capital stock other than pursuant to options, warrants or rights that are outstanding on the date hereof and are expressly disclosed in the Paging Partners Disclosure Schedule or in this Agreement or issue or authorize or grant any warrants, options, calls or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from either of them, any shares of their capital stock; or split, combine or reclassify any capital stock;

            (e) subject any of its properties or assets to any Lien (other than Permitted Liens and Liens incurred under the Motorola Credit Agreement with respect to indebtedness permitted under paragraph (c) above);

            (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, in either case, in excess of $100,000;

            (g) enter into, terminate or cancel any contract, agreement, debt or claim or modify, amend or make any change in any of its leases, contracts, agreements, debts or claims or waive any material rights, in any case, that provides for a commitment on the part of Paging Partners and/or Newco to pay an amount in excess of $25,000 in any case or $100,000 in the


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

aggregate or that affects in any material respect the business of Paging Partners and Newco other than the termination of this Agreement pursuant to the terms hereof;

            (h) increase in any manner or change the nature of the compensation or fringe benefits paid or payable to any director, officer, agent, representative, independent contractor or consultant of Paging Partners or Newco or pay or agree to pay any commission or bonus payment (other than commissions and bonus payments to which Paging Partners is now committed and which have been disclosed in this Agreement or the Paging Partners Disclosure Schedule or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any officers or employees, or commit itself to any pension, retirement or profit-sharing plan or agreement or employment agreement with or for the benefit of any officer, employee or other person;

            (i) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation, replacement policies providing substantially the same coverage are in full force and effect, other than in the ordinary course of business;

            (j) propose or adopt any amendment to its Certificate of Incorporation or Bylaws; or enter into any agreement the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

            (k) change its methods of accounting or fiscal year or fail to maintain its books, accounts and records in the usual, regular and ordinary manner or fail to post all entries therein promptly in compliance with accepted practice and applicable law;


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

            (l) settle or compromise any suit or claim or threatened suit or claim relating to the transactions contemplated by this Agreement;

            (m) make any tax election or settle or compromise any material income tax liability;

            (n) take or allow to be taken or fail to take any action, which action or omission could jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

            (o) except as specifically contemplated by this Agreement, enter into any of the foregoing transactions with any director, officer, stockholder, or employee of Paging Partners or Newco; or

            (p) take any action (or refrain from taking any action) that would cause, or might reasonably be expected to cause, any representation or warranty of Paging Partners or Newco contained herein to be inaccurate in any material respect.

      4.5 Confidentiality. Subject to Section 4.1(b) hereof, each of BAP, Paging Partners and Newco shall (and shall cause its respective officers, employees and representatives to) keep all information furnished to it pursuant to or in connection with this Agreement or any of the transactions contemplated herein confidential (including, without limitation, any of such information relating to either of BAP's or Paging Partners' respective businesses) and shall not disclose any of such information to any third party, except, subject to Section
4.1 (b) hereof, the Bell Atlantic Confidentiality Provisions, and the Bell Atlantic Consent, (i) as contemplated herein or in the Bell Atlantic Acquisition Agreement or the documents relating to the Financing, (ii) as required by (A) law (including information disclosures that may be required to be set forth in the


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Proxy Statement or other materials furnished to Paging Partners stockholders,
(B) valid judicial or regulatory process to any governmental authority including but not limited to the FCC, the Federal Trade Commission and the Department of Justice, or (C) securities exchange rules or regulations (or comparable rules and regulations of the Nasdaq Small Cap Market), (iii) for disclosures of such information concerning the transactions contemplated by this Agreement that are made (A) to BAP's, Paging Partners' or Newco's respective stockholders (except with respect to disclosures to Paging Partners' stockholders only in the Paging Partners Proxy Statement), officers, directors, financial advisors, accountants, counsel or other representatives on a need-to-know basis or (B) to the Bell Atlantic Subsidiaries as required by the Bell Atlantic Acquisition Agreement; provided, that such confidentiality obligations shall not apply to any information (i) that becomes public through no fault of the receiving party or its representatives or (ii) that the receiving party can show was already known to it on a non-confidential basis prior to the disclosure thereof by the other party.


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      4.6 Exclusive Dealing, Etc.

            (a) During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement in accordance with Article VI or the Effective Time, except as contemplated by this Agreement, BAP shall not authorize any Person or individual to, directly or indirectly, through any officer, director, agent, employee or otherwise, (a) entertain, solicit, initiate or encourage any inquiries or the submission of proposals or offers from any Person relating to any acquisition or purchase of any of the shares of the capital stock of BAP and/or all or any material portion of BAP's assets or any equity interest in BAP or any equity investment, merger, consolidation or business combination with BAP (including by way of tender offer) or (b) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing, in either case, except in connection with the offer and sale of equity securities in BAP pursuant to the Financing, provided that the number of shares of BAP Common Stock outstanding on a fully diluted basis at the Effective Time shall not exceed 98,000 (excluding shares of BAP Common Stock issuable upon the exercise of the BAP Options, which shall not exceed 7,000 shares). BAP shall notify Paging Partners and Newco in writing immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing, and such notice shall identify the Person(s) making such inquiry, offer or proposal and shall describe the material terms thereof.

            (b) During the period from the date of this Agreement and continuing until the earlier of (i) the termination of the Agreement in accordance with
Article VI hereof or (ii) the


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

Effective Time, Paging Partners and Newco shall not authorize any Person or individual to, directly or indirectly, through any officer, director, agent, employee or otherwise, (a) entertain, solicit, initiate or encourage any inquiries or the submission of proposals or offers from any Person relating to any acquisition or purchase of any of the shares of the capital stock of Paging Partners or Newco and/or all or any material portion of Paging Partners' or Newco's assets or any equity interest in Paging Partners or Newco or any equity investment, merger, consolidation or business combination with Paging Partners or Newco (including by way of tender offer), or (b) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Paging Partners and Newco shall notify BAP in writing immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing, and such notice shall identify the Persons making such inquiry, offer or proposal and shall describe the material terms thereof.

            (c) Notwithstanding anything to the contrary in Section 4.5(b), Paging Partners may furnish information to, and may participate in discussions or negotiations with, any person that, unsolicited by Paging Partners, its officers, directors, agents, or employees, has submitted a written proposal to the Board of Directors of Paging Partners relating to a Competing Transaction (as defined below), in each case, to the extent that the Board of Directors determines in good faith that the failure to do so would cause the Board of Directors to breach its fiduciary duties to Paging Partners or its stockholders under applicable Laws after receipt of advice to such effect from legal counsel and, notwithstanding anything to the contrary contained in this Agreement, any such furnishing of information and participation in discussions or negotiations


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

shall not constitute a breach of this Agreement by Paging Partners or Newco; provided, however, that if Paging Partners shall furnish such information or participate in such discussions or negotiations, it shall notify BAP promptly of such action. A "Competing Transaction" means any of the following involving Paging Partners (other than the transactions contemplated by this Agreement):
(i) a merger, consolidation, share exchange, business combination or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 10% or more of the assets of Paging Partners and Newco, taken as a whole, or (iii) a tender offer or exchange offer for, or any other acquisition of, 10% or more of the outstanding voting securities of Paging Partners.

      4.7 Notification of Certain Matters.

            (a) BAP shall promptly inform Paging Partners and Newco in writing of (i) the occurrence, or failure to occur, of any event, which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, if such untrue or inaccurate representation and warranty would be reasonably likely to have a Material Adverse Effect on Paging Partners, Newco, the Bell Atlantic Acquisition or the Merger; (ii) the failure of BAP to obtain the Financing for the Bell Atlantic Acquisition as required by
Section 5.2(l) hereof; (iii) any failure of BAP or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which failure would be reasonably likely to have a Material Adverse Effect on Paging Partners, Newco, the Bell Atlantic Acquisition or the Merger; (iv) any material adverse change which shall have occurred or been threatened in the financial condition, results of operations, business or


                                   71 of 122
assets of BAP; and (v) any litigation, or any claim or controversy or contingent liability that might reasonably be expected to become the subject of litigation, against BAP or affecting any of its property to the extent that the result of such litigation, if adversely determined, could have a Material Adverse Effect on BAP, the Bell Atlantic Acquisition or the Merger; provided, however, that no such notification shall affect the representations or warranties of BAP contained herein or the conditions to the obligations of Paging Partners and Newco hereunder.

            (b) Paging Partners and Newco shall promptly inform BAP in writing of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, if such untrue or inaccurate representation and warranty would be reasonably likely to have a Material Adverse Effect on Paging Partners, Newco, the Bell Atlantic Acquisition or the Merger; (ii) any failure of Paging Partners or Newco of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which failure would be reasonably likely to have a Material Adverse Effect on BAP, the Bell Atlantic Acquisition or the Merger; (iii) any material adverse change which shall have occurred or been threatened in the financial condition, results of operations, business or assets of Paging Partners or Newco; (iv) any litigation, or any claim or controversy or contingent liability that might reasonably be expected to become the subject of litigation, against Paging Partners or Newco or affecting any of their property to the extent that the result of such litigation, if adversely determined, could have a Material Adverse Effect on Paging Partners and Newco, taken as a whole, or on the Merger; and (v) any change in the status of the Motorola Loan; provided,


                                   72 of 122
however, that no such notification shall affect the representations or warranties of Paging Partners and Newco contained herein or the conditions to the obligations of BAP hereunder.

      4.8 Information for Proxy Statement.

            Subject to Section 4.1 (b) hereof, BAP shall furnish to Paging Partners such information regarding BAP as Paging Partners may reasonably request and as shall be required or useful, in the sole opinion of Paging Partners, in connection with the preparation, and the filing and approval by the SEC, of the Paging Partners Proxy Statement; provided, that if information with respect to the Bell Atlantic Acquisition, the Bell Atlantic Acquisition Agreement or Bell Atlantic Paging Business is not available or cannot be provided without the consent of the Bell Atlantic Subsidiaries pursuant to the terms of the Bell Atlantic Acquisition Agreement and the Bell Atlantic Consent, BAP shall use commercially reasonable efforts to obtain the requested information or the consent to the public disclosure of such information, as the case may be, from the Bell Atlantic Subsidiaries as soon as practicable after any such request. If, however, after using commercially reasonable efforts, BAP fails to obtain such requested information, or the consent to the disclosure of such requested information, as the case may be, and if, as a result of such failure, BAP, Paging Partners and/or Newco are unable to perform their respective obligations or satisfy their conditions to closing under this Agreement, including without limitation those under Sections 4.1, 4.5, 4.8, 4.9, 4.11, and 4.14 hereof, then the parties hereto agree that (i) the time for BAP, Paging Partners and Newco to perform their obligations under this Agreement shall be extended for the Extension Period and (ii) none of BAP, Paging Partners or Newco shall be in breach of this Agreement during the Extension Period as a result of the circumstances described in this Section 4.8. Notwithstanding any other provision of this


                                   73 of 122

Agreement or the Transaction Documents, if BAP cannot obtain the requested information or the consent to the disclosure of such requested information, and Paging Partners terminates the Extension Period, then the parties agree that for purposes of Article VI and Section 8.5 hereof, none of BAP, Paging Partners or Newco shall be in breach of this Agreement as a result of the failure to provide information related to the Bell Atlantic Subsidiaries described in this Section
4.8. BAP shall use commercially reasonable efforts to provide Paging Partners or Newco with any such requested information or consent as soon as practicable following the closing of the Bell Atlantic Acquisition.

      4.9 Stockholder Approval.

            Subject to Section 4.1(b) and Section 4.8 hereof, as promptly as practicable after the date hereof, Paging Partners, Newco and BAP shall prepare and file with the SEC a preliminary form of the Paging Partners Proxy Statement, and other proxy materials related thereto, with respect to a meeting of Paging Partners stockholders to consider approval, in a single vote (unless the SEC shall request or require otherwise), of the Merger, the issuance of the Paging Partners Common Stock pursuant to this Agreement and any other related transactions contemplated by this Agreement (collectively, the "Related Transactions"), including without limitation, (i) the approval, as of the Effective Time, of amendment of the Certificate of Incorporation of Paging Partners to be as set forth on Exhibit 4.18 hereto, (ii) the election, as of the Effective Time, of the persons set forth on Exhibit 4.19 hereto as members of the Board of Directors of Paging Partners to the respective classes indicated therein, (iii) the approval, as of the Effective Time, of the amendments of the Paging Partners Option Plan to (x) increase the number of shares of Paging Partners Common Stock available for issuance thereunder, (y)


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

provide for the "rollover" of the BAP Options under the Paging Partners Option Plan in accordance with Section 4.25 hereof and (z) extend the period during which currently outstanding Paging Partners Options may be exercised after the termination of the directorships or employment or consulting arrangements of Paging Partners' directors, officers, employees and consultants to two years following the date of such termination, (iv) the approval of a reverse stock split on terms sufficient for the Paging Partners Common Stock to continue to satisfy the requirements for quotation on the Nasdaq Small Cap Market (the "Reverse Stock Split"), provided that the Board of Directors of Paging Partners shall have the discretion to implement the Reverse Stock Split and to determine the terms and conditions thereof provided, however, that such terms and conditions are reasonably satisfactory to BAP, and (v) the approval of the transfer of all or substantially all the assets, subject to all of the liabilities, of Paging Partners to the Surviving Corporation immediately following the Merger, provided, however, that to the extent required by Finova, Paging Partners shall use commercially reasonable efforts to cause such transfer to occur immediately prior to or simultaneously with the closing of the Merger. As soon as reasonably practicable after the date hereof, Paging Partners, acting through its Board of Directors shall cause a special meeting of its stockholders to be duly called and shall give notice of, convene and hold such special meeting for the purposes of approving this Agreement and the Related Transactions that require the approval of Paging Partners' stockholders. Paging Partners shall, after consultation with BAP, respond promptly to any comments of the SEC relating to the preliminary Paging Partners Proxy Statement and shall cause the definitive Paging Partners Proxy Statement to be mailed to its stockholders as soon as practicable after any such comments are resolved to the satisfaction of the SEC or, if the SEC has indicated that it does not intend to


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review the Paging Partners Proxy Statement and the applicable period for review by the SEC shall have lapsed, as soon as practicable following the lapse of such review period. Whenever any event occurs that should be set forth in a supplement to the Paging Partners Proxy Statement or any other filing required to be made with the SEC, each party will promptly inform the other and cooperate in filing such supplement with the SEC and/or mailing such supplement to the stockholders of Paging Partners. The Paging Partners Proxy Statement and all supplements thereto shall comply with applicable law and shall be in form and substance reasonably satisfactory to BAP. Paging Partners, acting through its Board of Directors, shall subject to their fiduciary duties under applicable law as advised by counsel, include in the Paging Partners Proxy Statement the unanimous recommendation of its Board of Directors that the stockholders of Paging Partners vote in favor of the approval and adoption of this Agreement, the Merger and the Related Transactions and shall use all reasonable efforts to secure such approval and adoption.

      4.10 Commercially Reasonable Efforts, Etc. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take or cause to be taken all such action as may be necessary, proper or advisable under applicable law in order to effectuate the Merger simultaneously with or as promptly as possible after the closing of the Bell Atlantic Acquisition. If at any time after the Closing any further action is necessary or desirable to carry out the purposes hereof, including without limitation the execution of additional instruments in order to comply with the DGCL, the officers, directors and partners of each party to this Agreement are fully authorized to take, and shall take, all such action.

      4.11 Public Announcements. Promptly after the execution of this Agreement, the parties shall issue a press release substantially in the form attached to the Bell Atlantic Consent (as


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defined below). Subject to Section 4.1 (b) hereof, the Bell Atlantic
Confidentiality Provisions, and the Bell Atlantic Consent, the parties agree that prior to the Effective Time, Paging Partners and Newco, on the one hand, and BAP, on the other hand, shall consult with each other before issuing any press release or other public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld, and, to the extent required under the Bell Atlantic Acquisition Agreement, without the prior consent of the Bell Atlantic Subsidiaries; provided that Paging Partners may, without the prior consent of BAP, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used reasonable efforts to consult first with BAP; and provided further that nothing contained herein shall restrict the ability of Paging Partners to make such disclosures as may be required under applicable securities laws or under the applicable rules of NASDAQ. BAP shall use all commercially reasonable efforts to obtain any such consent required by the Bell Atlantic Acquisition Agreement and the Bell Atlantic Consent from the Bell Atlantic Subsidiaries.

      4.12 Consents, Approvals and Filings. The parties hereto will make all necessary filings, as soon as reasonably practicable, including without limitation those required under applicable securities laws and regulations and applicable laws and regulations of the FCC, in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement. The parties hereto will use reasonable efforts and cooperate fully with each other to (a) comply with all governmental requirements applicable to the Merger and (b) obtain as promptly as practicable all necessary permits, consents and approvals of governmental entities and consents of all third parties necessary for the consummation of the Mergers and the other


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transactions contemplated hereby. Without limiting the foregoing, the appropriate parties hereto shall promptly make all necessary filings with the FCC in connection with the Merger and the transactions contemplated hereby.

      4.13 Current Information. During the period from the date of this Agreement to the Effective Time, BAP and Paging Partners will cause one or more of their designated representatives to confer on a regular and frequent basis (not less than weekly) with each other and to report the general status of the ongoing operations of each of Paging Partners, Newco, and BAP. BAP will promptly notify Paging Partners and Newco of any material change in the normal course of business or in the operation of the properties of BAP and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving BAP and will keep Paging Partners and Newco fully informed of such events. Paging Partners and Newco will promptly notify BAP of any material change in the normal course of business or in the operation of the properties of Paging Partners and Newco and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Paging Partners or Newco and will keep BAP fully informed of such events.

      4.14 Lender Consents. With respect to all loans of Paging Partners, Newco and BAP that are anticipated to be outstanding as of the Effective Time and for which a consent of the lender is required in connection with this Agreement, each of Paging Partners, Newco, and BAP undertakes to seek such consent and, subject to Section 4.1 hereof, promptly to provide such


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lenders with such information as they may require to provide consent. The parties hereto agree to assist each other in seeking such consents.

      4.15 Quotation of Paging Partners Common Stock. Paging Partners shall use its best efforts to cause the shares of Paging Partners Common Stock to be issued pursuant to this Agreement to be approved for quotation on the Nasdaq Small Cap Market, subject to official notice of issuance, prior to the Effective Time.

      4.16 Indemnification of Officers and Directors.

            (a) From and after the Effective Time until the tenth anniversary of the Effective Time (the "Indemnification Period"), Paging Partners shall indemnify and hold harmless each current and former director and officer of BAP and each current and former director and officer of Paging Partners (each, an "Indemnitee") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that BAP or Paging Partners, as applicable, would have been permitted, under Delaware law and its Certificate of Incorporation and By-laws in effect as of the date hereof, to indemnify such persons (including the advancing of expenses as incurred (including the cost of any investigation and preparation incurred in connection therewith) to the fullest extent permitted under Delaware law), provided that the Indemnitee to whom such expenses are advanced provides an undertaking to Paging Partners to repay such advance if it is ultimately determined that such person is not entitled to indemnification under Delaware law; provided, further, that any


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determination required to be made with respect to whether an Indemnitee's conduct complies with the standards set forth under Delaware law and the Certificate of Incorporation and Bylaws of BAP or Paging Partners, as applicable, shall be made by independent counsel selected by Paging Partners (without participation by the Indemnitee and related parties) and reasonably satisfactory to such Indemnitee ("Independent Counsel"). If any claim or claims are asserted or made within the Indemnification Period, all rights to indemnification hereunder in respect of any such claim shall continue until disposition of any and all such claims, irrespective of whether such disposition occurs within the Indemnification Period.

            (b) An Indemnitee shall give prompt written notice to Paging Partners upon learning of any claim, action, suit or proceeding for which indemnification properly may be sought hereunder (although the failure so to notify Paging Partners shall not relieve Paging Partners from any liability that Paging Partners may have under this Section 4.16, except to the extent that such failure actually prejudices Paging Partners), and Paging Partners, through counsel reasonably satisfactory to the Indemnitee, may assume the defense thereof; provided, however, that any Indemnitee shall be entitled to participate in (but not control) any such action, suit or proceeding with counsel of his own choice but at his own expense; and provided, further, that any Indemnitee shall be entitled to participate in (and control, with respect to matters pertaining to such Indemnitee) any such action, suit or proceeding with counsel of his own choice at the expense of Paging Partners if (in the opinion of Independent Counsel) representation by Paging Partners's counsel would, or would reasonably be expected to, present a conflict of interest or if there would be, or there would reasonably be expected to be, defenses available to the Indemnitee that could be in conflict or inconsistent with those available to Paging Partners. In any event, if Paging


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Partners's counsel fails to assume the defense within a reasonable time, the
Indemnitee may assume such defense and the fees and expenses of his attorneys (if indemnification for the subject claims was properly sought hereunder) shall be borne by Paging Partners. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled without the consent of Paging Partners, which consent shall not be unreasonably withheld. Paging Partners shall not, without the consent of the Indemnitee, (i) compromise or settle any action, suit or proceeding or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding or (ii) compromise or settle any action, suit or proceeding in any manner that may adversely affect the Indemnitee other than as a result of money damages or other money payments for which Paging Partners is fully responsible with no recourse by the claimant to the asserts of any Indemnitee.

            (c) This Section 4.16 shall survive the consummation of the Merger. The provisions of this Section 4.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his heirs and representatives and shall be binding upon Paging Partners and Paging Partners and its successors and assigns. The rights provided to the Indemnitees hereunder shall be in addition to, and shall not be in lieu of or otherwise diminish in any respect, any rights to indemnity that such parties may have under the Certificate of Incorporation or Bylaws of BAP or Paging Partners or any other agreement entered into by an Indemnitee with BAP prior to the date hereof; provided, that true, complete and correct copies of such agreements shall have been delivered to Paging Partners prior to the date hereof.


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      4.17 Directors and Officers Liability Insurance. Each of the parties hereby agrees to use all commercially reasonable efforts to take or cause to be taken all such action as may be necessary, proper or advisable (i) to increase the amount of Paging Partners' directors and officers liability insurance from $2 million to $5 million prior to or at the Effective Time, (ii) to continue coverage thereunder for each current and former director and officer of Paging Partners, and (iii) to extend coverage thereunder to each current and former director and officer of BAP at and after the Effective Time.

      4.18 Certificate of Incorporation of Paging Partners. Paging Partners shall take, or cause to be taken, all action necessary so that at or immediately after the Effective Time, the Certificate of Incorporation of Paging Partners shall be as set forth in Exhibit 4.18 hereto.

      4.19 Directors and Officers of Paging Partners and the Surviving Corporation.

            (a) Paging Partners shall take, or cause to be taken, all action necessary so that at the Effective Time, the directors and officers of Paging Partners shall be as set forth on Exhibit 4.19, provided, however, that Paging Partners shall nominate its directors prior to the filing of the Paging Partners Proxy Statement with the SEC, and provided, further, that if, prior to the Effective Time, Allen & Company Incorporated exercises its right, pursuant to its Common Stock Purchase Agreement, dated as of May 7, 1996, with Paging Partners, to appoint two members of the Board of Directors of Paging Partners, then the number of directors on the Board of Directors of Paging Partners shall be increased from seven to eleven, and the number of such directors that BAP shall have the right to designate shall be increased from four to six.


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            (b) Paging Partners, Newco and BAP shall take, or cause to be taken, all action necessary so that at or immediately after the Effective Time, the Directors and Officers of the Surviving Corporation shall be as set forth on Exhibits 1.6 and 1.7 hereto, respectively.

      4.20 BAP Agreements. At the Effective Time, Paging Partners shall assume the obligations of BAP under the BAP Employment Agreements and the Deerfield Agreement, whether by amendment or otherwise.

      4.21 Employees.

            (a) Each of the parties hereby agrees that if any employee of Paging Partners who is on the payroll of Paging Partners at the Effective Time is terminated without Cause (as defined below) within 90 days following the Effective Time, Paging Partners or the Surviving Corporation will pay to such employee the greater of (i) such employee's salary for 90 days following the date of his termination or (ii) the proceeds of any retention bonus offered to such employee prior to the Effective Time. For purposes of this Section 4.21, Paging Partners or the Surviving Corporation shall have "Cause" to terminate an employee's employment hereunder upon the employee's (i) continued and willful refusal or neglect to perform and discharge his material duties and responsibilities as an employee of Paging Partners or the Surviving Corporation;
(ii) gross misconduct that is materially injurious to Paging Partners or the Surviving Corporation or that is likely to have a Material Adverse Effect on the employee's ability to perform his duties and responsibilities as an employee of Paging Partners or the Surviving Corporation; (iii) fraud, embezzlement or other acts of dishonesty of the employee with respect to Paging Partners or the Surviving Corporation or any subsidiary or affiliate thereof; (iv) conviction of, or a plea of guilty or nolo contendere entered by the employee to, a felony or a crime, which conviction or plea is


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likely to have a Material Adverse Effect on Paging Partners and the Surviving
Corporation, taken as a whole, or on the employee's ability to perform his duties and responsibilities as an employee of Paging Partners or the Surviving Corporation; (v) willful or prolonged absence from work by the employee (other than by reason of disability due to physical or mental illness); or (vi) willful commission of acts by the employee that reflect adversely, in material respects, upon Paging Partners or the Surviving Corporation or their business, customers or other employees.

            (b) Notwithstanding the foregoing, each of the parties hereby agrees that Paging Partners and the Surviving Corporation shall comply with the terms and provisions of the Bell Atlantic Acquisition Agreement relating to BAP's obligations to the employees of the Bell Atlantic Subsidiaries in connection with the Bell Atlantic Acquisition.

      4.22 Consulting Agreement. Each of the parties hereby agrees that Paging Partners shall use commercially reasonable efforts to secure the services of Richard Giacchi as an on-call consultant to Paging Partners for the two year period commencing at the Effective Time for a consulting fee of $25,000 per year payable in equal monthly installments.

      4.23 Contribution to the Surviving Corporation. Immediately following the Effective Time, Paging Partners shall transfer all or substantially all of its assets, subject to its liabilities, to the Surviving Corporation, provided, however, that to the extent required by Finova, Paging Partners shall use commercially reasonable efforts, and the parties shall cooperate, to cause such transfer to occur immediately prior to or simultaneously with the closing of the Merger.

      4.24 Investment Letters. BAP shall cause each of its stockholders to execute an investment letter prior to the Effective Time, such letter to be substantially in the form attached hereto as Exhibit 4.24 (the "Investment Letter").


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      4.25 BAP Option Plan.

            (a) At the Effective Time, (i) each outstanding BAP Option under the BAP Option Plan, whether vested or unvested, shall become an option to acquire, otherwise on the same terms and conditions as were applicable under such BAP Option, a number of shares of Paging Partners Common Stock equal to the product (rounded down to the nearest whole share) of (A) the number of shares of BAP Common Stock issuable upon the exercise of the BAP Option immediately prior to the Effective Time and (B) the Conversion Number (the "Rollover Options") , and
(ii) the price per share of Paging Partners Common Stock at which such Rollover Option is exercisable shall be $1.125 (subject to customary adjustments, including without limitation, upon consummation of the Reverse Stock Split).

            (b) As soon as practicable after the Effective Time, Paging Partners shall deliver to the holders of the Rollover Options appropriate notices setting forth such participants' rights pursuant thereto, and the grants of the Rollover Options shall continue in effect on the same terms and conditions as the BAP Options (subject to the adjustments required by this Section 4.25) after giving effect to the Merger. Paging Partners shall comply with the terms of the Paging Partners Option Plan and insure, to the extent required by and subject to the provisions of, such Paging Partners Option Plan, that BAP Options that qualified as qualified stock options prior to the Effective Time shall continue to qualify as qualified stock options after the Effective Time.

            (c) Subject to the approval by the stockholders of Paging Partners of amendments to the Paging Partners Option Plan in accordance with Section 4.9 hereof, Paging Partners shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of Paging Partners Common Stock for delivery upon exercise of the Rollover Options


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under the Paging Partners Option Plan. As soon as practicable after the
Effective Time, Paging Partners shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form or amend an existing registration statement on such forms to register all of the shares of Paging Partners Common Stock subject to the Paging Partners Option Plan, including the Rollover Options, under the Securities Act and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Rollover Options (and any other options issued thereunder) remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Paging Partners shall administer the Paging Partners Option in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

      4.26 Paging Partners Employment Agreements. Paging Partners shall amend each of its employment agreements with directors, officers, employees and consultants existing on the date hereof (the "Paging Partners Employment Agreements") to reflect, effective as of the Effective Time, (i) the resignation of each such director, officer, employee or consultant from his position with Paging Partners and Newco and (ii) any necessary change in the title, duties or responsibilities of such director, officer, employee or consultant with Paging Partners, Newco or the Surviving Corporation, provided, however, that the economic terms of each Paging Partners Employment Agreement, as so amended, will be the same as those in effect prior to the Effective Time.


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      4.27 Paging Partners Options. Paging Partners shall take all necessary corporate action so that none of the Paging Partners Options will become subject to (i) termination or cancellation requiring the payment of any consideration or
(ii) any adjustment in the exercise price thereof (other than in connection with the Reverse Stock Split), in each case, in connection with or as a result of the Merger or any other transaction contemplated by this Agreement).

                                    ARTICLE V

                            CONDITIONS TO OBLIGATIONS

      5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of Paging Partners, Newco and BAP to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by applicable law), at or prior to the Effective Time, of each of the following conditions:

            (a) Stockholder Approval. The stockholders of Paging Partners shall have taken all necessary action to authorize, approve and adopt the Merger and the Related Transactions.

            (b) No Injunction. As of the Effective Time, no statute, rule, regulation, order, judgment, injunction, writ or preliminary restraining order or decree of any nature shall have been issued, enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, which prohibits or restricts the consummation of the Merger or makes such consummation illegal.

            (c) Approvals. All regulatory permits, approvals, filings, waiting periods and consents required to be obtained or made prior to the consummation of the Merger under applicable Federal or state law shall have been obtained, made or expired, as the case may be, and


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

shall remain in full force and effect. Without limiting the foregoing, all required FCC approvals and consents (which shall be obtained for purposes of this Agreement only when they have become Final Orders as defined Article VII) shall have been obtained.

            (d) Consents. (i) Any approval, consent or waiver required to be obtained under any indebtedness of Paging Partners, Newco, or BAP in order to consummate the transactions contemplated hereby shall have been obtained on terms reasonably satisfactory to BAP, Paging Partners and Newco provided, however, that any approval, consent or waiver obtained under the Motorola Credit Agreement shall be satisfactory to BAP if it has been obtained on terms reasonably satisfactory to Paging Partners and Newco and (ii) any approval or consent of any other third party required as a condition to the consummation of the Merger shall have been obtained if the failure to obtain such approval or consent would preclude or prohibit the consummation of the Merger or would have a Material Adverse Effect on BAP, Paging Partners, Newco or (assuming and giving effect to consummation of the Merger) the Surviving Corporation.

            (e) Bell Atlantic Acquisition. The closing of the Bell Atlantic Acquisition shall have occurred.

            (f) Nasdaq. The shares of Paging Partners Common Stock issuable in the Merger shall have been approved for quotation upon notice of issuance by Nasdaq.

            (g) Contribution to the Surviving Corporation. If and to the extent required by Finova, Paging Partners shall have contributed its assets, subject to related liabilities, to the Surviving Corporation immediately prior to or simultaneously with the Effective Time.


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

      5.2 Conditions to Obligations of Paging Partners and Newco. The obligations of each of Paging Partners and Newco to consummate the transactions contemplated by this Agreement are also subject to the satisfaction of each of the following additional conditions, any one or all of which may be waived in whole or in part by Paging Partners and Newco to the extent permitted by applicable law:

            (a) Representations and Warranties. All representations and warranties of BAP contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

            (b) Performance of Agreement. BAP shall have duly performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Effective Time. None of the events permitting Paging Partners and Newco to terminate this Agreement under
Article VI hereof shall have occurred and be continuing.

            (c) Officer's Certificate. BAP shall have delivered to Paging Partners and Newco a certificate, dated the Effective Time, of an officer of BAP certifying that the conditions specified in Section 5.1 (as they relate to BAP) and Section 5.2(a) and (b) hereof have been fulfilled .


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

            (d) Actions and Proceedings. All actions, proceedings, instruments and documents required to allow BAP to carry out the transactions contemplated hereby or incident hereto and all other related legal matters shall have been satisfactory to and approved by Paging Partners' counsel (such approval not to be unreasonably withheld), and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments as it shall have reasonably requested.

            (e) No Material Adverse Change. From the date hereof to the Effective Time, there shall not have been any material adverse change in the condition (financial or otherwise), properties or assets, liabilities, business or operations of BAP; BAP shall not have sustained any loss or damage, whether or not insured, that materially and adversely affects its ability to conduct its business; and Paging Partners and Newco shall have received a certificate, dated the date of the Effective Time, signed by the President of BAP, to the foregoing effect.

            (f) Absence of Natural Disasters. The business and assets of BAP shall not have been, and shall not be seriously threatened to be materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by the United States of America or any other government or governmental authority, flood, riot, act of war, act of public enemy, civil disturbance, or act of God.

            (g) No Litigation. Immediately prior to the Effective Time, no action, suit, claim or proceeding shall have been commenced and be pending against BAP by any third party that seeks to prohibit or restrict the consummation of the Merger, and/or that Paging Partners and Newco, in good faith and with the advice of counsel, believe makes it undesirable or unadvisable for Paging Partners or Newco to consummate the Merger.


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

            (h) Receipt of Licenses, Permits and Consents. Paging Partners and Newco shall have received evidence, in form and substance reasonably satisfactory to it, that BAP obtained all material waivers, consents, approvals, licenses, permits, authorizations and transfers of authorizations that are necessary or desirable in order to consummate the transactions contemplated by this Agreement. Any consent required for the consummation of the Merger under any material contract to which BAP is a party, or for the continued enjoyment by the Surviving Corporation of the benefits of any such agreement, contract or license after the Merger, shall have been obtained on terms reasonably satisfactory to Paging Partners and Newco. Paging Partners and Newco shall have received any and all regulatory consents and approvals and third party consents and approvals necessary in order for it to consummate the Merger and the other transactions contemplated by this Agreement on terms reasonably satisfactory to Paging Partners and Newco.

            (i) Securities Matters. Paging Partners and Newco shall have received all necessary state securities or "blue sky" permits or authorizations necessary to issue Paging Partners Common Stock in the Merger or shall have duly qualified for exemptions from registration thereunder. Paging Partners and Newco shall have received a duly executed Investment Letter from each person who shall be a stockholder of BAP as of the Effective Time and who shall receive any shares of Paging Partners Common Stock in the Merger. Without limiting the foregoing, Paging Partners and Newco shall be reasonably satisfied that (i) all certificates representing Paging Partners Common Stock issued in the Merger shall bear appropriate restrictive legends and (ii) the issuance of Paging Partners Common Stock in the Merger is exempt from the registration requirements of the Securities Act by virtue of the


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exemption contained in Section 4(2) of such Act and/or Rule 506 of Regulation D adopted thereunder.

            (j) BAP Preferred Stock. Immediately prior to or at the Effective Time, all issued and outstanding shares of BAP Preferred Stock shall have converted into shares of BAP Common Stock.

            (k) Directors and Officers of the Surviving Corporation. All of the directors and officers of BAP immediately prior to the Effective Time shall have submitted their written resignations effective as of the Effective Time. Prior to or at the Effective Time, BAP shall have taken, or caused to be taken, all necessary corporate action so that, at or immediately after the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on Exhibits 1.6 and 1.7 hereto, respectively.

            (l) BAP Financing. In connection with the Bell Atlantic Acquisition, BAP shall have obtained (i) debt financing in an aggregate principal amount of at least $20,350,000 in addition to the Bell Atlantic Note and (ii) equity financing in an aggregate amount of at least $6,000,000 from the Equity Participants.


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

      5.3 Conditions to the Obligations of BAP. The obligation of BAP to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law), at or prior to the Effective Time, of each of the following conditions:

            (a) Representations and Warranties. All representations and warranties of Paging Partners and Newco contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications, which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

            (b) Performance of Agreement. Paging Partners and Newco shall have duly performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to or at the Effective Time. None of the events permitting BAP to terminate this Agreement under Article VI hereof shall have occurred and be continuing.

            (c) Officer's Certificate. Paging Partners and Newco shall have delivered to BAP a certificate, dated the Effective Time, of a officers of Paging Partners and Newco certifying that the conditions specified in Section
5.1 (as they relate to Paging Partners and Newco) and Section 5.3(a) and (b) hereof have been fulfilled.

            (d) Actions and Proceedings. All actions, proceedings, instruments and documents required by Paging Partners and Newco to carry out the transactions contemplated hereby or incident hereto and all other related legal matters shall have been satisfactory to and


                                   93 of 122
approved by BAP and its counsel (such approval not to be unreasonably withheld), and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments as it shall have reasonably requested.

            (e) No Material Adverse Change. From the date hereof to the Effective Time, there shall not have been any material adverse change in the condition (financial or otherwise), properties or assets, liabilities, business or operations of Paging Partners and Newco; neither Paging Partners nor Newco shall have sustained any loss or damage, whether or not insured, that materially and adversely affects its ability to conduct its business; and BAP shall have received a certificate, dated the date of the Effective Time, signed by the President of Paging Partners and the President of Newco, to the foregoing effect.

            (f) Absence of Natural Disasters. The business and assets of Paging Partners and Newco shall not have been, and shall not be, seriously threatened to be materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by the United States of America or any other government or domestic or foreign governmental authority, flood, riot, act of war, act of public enemy, civil disturbance, or act of God.

            (g) No Litigation. Immediately prior to the Effective Time, no action, suit, claim or proceeding shall have been commenced and be pending by any third party against Paging Partners or Newco that seeks to prohibit or restrict the consummation of the Merger and/or that BAP, in good faith and with the advice of counsel, believes make it undesirable or unadvisable for BAP to consummate the Merger.

            (h) Receipt of Licenses, Permits and Consents. BAP shall have received evidence, in form and substance reasonably satisfactory to it, that Paging Partners and Newco obtained all material waivers, consents, approvals, licenses, permits, authorizations and transfers


                                   94 of 122
of authorizations that are necessary or desirable in order to consummate the transactions contemplated by this Agreement. Any consent required for the consummation of the Merger under any Material Contract to which Paging Partners or Newco is a party, or for the continued enjoyment by the Surviving Corporation of the benefits of any such agreement, contract or license after the Merger shall have been obtained on terms reasonably satisfactory to BAP, provided, however, that any approval, consent or waiver obtained under the Motorola Credit Agreement shall be satisfactory to BAP if it has been obtained on terms reasonably satisfactory to Paging Partners and Newco. BAP shall have received any and all regulatory consents and approvals and third party consents and approvals necessary in order for it to consummate the Merger and the other transactions contemplated by this Agreement on terms reasonably satisfactory to BAP.

            (i) Registration Rights Agreement. Paging Partners shall have executed and delivered the Registration Rights Agreement.

            (j) Certificate of Incorporation of Paging Partners. Prior to or at the Effective Time, Paging Partners shall have taken or caused to be taken, all necessary corporate action so that, at or immediately after the Effective Time the Certificate of Incorporation of Paging Partners shall be as set forth in
Exhibit 4.18.

            (k) Directors and Officers of Paging Partners and the Surviving Corporation. All of the directors and officers of Paging Partners and Newco immediately prior to the Effective Time shall have submitted their written resignations effective as of the Effective Time. Prior to or at the Effective Time, Paging Partners and Newco shall have taken or caused to be taken all necessary corporate action so that, subject to Section 4.19 hereof, at or immediately after the Effective Time, the directors and officers of Paging Partners and the Surviving Corporation shall be as set forth in Exhibits 4.19,
1.6 and 1.7, respectively.


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

            (l) BAP Agreements. Paging Partners shall have assumed the obligations of BAP under the BAP Employment Agreements and the Deerfield Agreement on terms reasonably satisfactory to BAP.

            (m) BAP Options. Prior to or at the Effective Time, Paging Partners shall have taken or caused to be taken, all necessary corporate action so that, at or immediately after the Effective Time, the BAP Options shall be "rolled over" under the Paging Partners Option Plan on terms reasonably satisfactory to BAP in accordance with Section 4.25 hereof.

            (n) Paging Partners Indebtedness. At the Effective Time, the outstanding indebtedness of Paging Partners under the Motorola Credit Agreement shall not exceed $1,654,189.98.

            (o) BAP Indebtedness. Paging Partners and Newco shall have taken or caused to be taken all necessary action to authorize, approve and adopt the BAP Debt Agreements and the transactions contemplated thereby.

            (p) Paging Partners Employment Agreements. The Paging Partners Employment Agreements shall have been amended as provided in Section 4.26 hereof.

            (q) Paging Partners Options. None of the Paging Partners Options shall have become subject to (i) any termination or cancellation requiring the payment of any consideration or (ii) any adjustment in the exercise price thereof (other than in connection with the Reverse Stock Split), in each case, in connection with or as a result of the Merger or any other transaction contemplated by this Agreement.


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

                                   ARTICLE VI

                                   TERMINATION

      6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the stockholders of Paging Partners and BAP, prior to the Effective
Time:

            (a) By mutual written consent of BAP, Paging Partners and Newco; or

            (b) By BAP or by Paging Partners and Newco, in either case, if without fault of the terminating party the Effective Time shall not have occurred on or before March 31, 1999, provided, however, that such date shall be extended to account for any Extension Period that arises pursuant to Section 4.1 hereof (i.e., if the Extension Period is ten days, then the date in this clause
(b) shall be April 10, 1999); or

            (c) By BAP or by Paging Partners and Newco, in either case, if a court of competent jurisdiction or other governmental body shall have issued, enacted, entered, promulgated or enforced an order, judgment, decree, injunction, restraining order or ruling or taken any action restraining, enjoining or otherwise prohibiting the Bell Atlantic Acquisition or the Merger and such judgment, order, decree, injunction, restraining order, ruling or other action shall have become final and unappealable; or

            (d) By BAP or by Paging Partners and Newco, if Paging Partners' Board of Directors shall have withdrawn, suspended, modified or amended in a manner adverse to BAP its approval or recommendation of the Merger, this Agreement or the Related Transactions or promulgates any recommendation with respect to a Competing Transaction (other than a recommendation to reject such Competing Transaction) or shall have resolved to do any of the foregoing; or


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

            (e) By BAP or by Paging Partners and Newco, if the approval by the stockholders of Paging Partners of the Merger and the Related Transactions shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof or by reason of the failure to obtain the required consents of stockholders in lieu of such a meeting; or

            (f) By Paging Partners and Newco, if BAP shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement or if any representation or warranty of BAP made herein fails to be true and complete in any material respect when given and at any time thereafter, except for (i) changes permitted by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and complete when given and at any time thereafter as of such date), provided, however, that if any such failure is curable, notice of such failure shall have been given to BAP by Paging Partners and Newco and BAP shall not have cured such failure within 30 days of notice thereof and provided, further, that, except where such failure relied upon for termination by Paging Partners is also a failure of BAP under the Bell Atlantic Acquisition Agreement or a breach of any representation or warranty made by BAP thereunder, Paging Partners shall not be in material breach of any of its covenants, agreements or representations and warranties in this Agreement; or

            (g) By BAP, if Paging Partners or Newco shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement or if any representation or warranty of Paging Partners or Newco made herein fails to be true and complete in any material respect when given and at any time thereafter, except for (i) changes permitted by this Agreement and (ii) those representations and warranties that address matters


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

only as of a particular date (which shall remain true and complete when given and at any time thereafter as of such date), provided, however, that if any such failure is curable, notice of such failure shall have been given to Paging Partners and Newco by BAP and Paging Partners and/or Newco shall not have cured such failure within 30 days of notice thereof, and provided, further, that BAP shall not be in material breach of any of its covenants, agreements or representations and warranties in this Agreement.

      6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, all further obligations of the parties under this Agreement (other than (i) the provisions of this Section 6.2, (ii) the provisions of Section 8.5, and (iii) the confidentiality and publicity agreements contained in Section 4.5 and 4.11) shall forthwith be terminated without any further liability of any party to the other parties, and the payments provided in Section 8.5 hereof shall constitute liquidated damages and shall provide the sole remedy upon the termination hereof.


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

                                   ARTICLE VII

                                   DEFINITIONS

      7.1 Defined Terms. As used herein the following terms shall have the following meanings:

            "Accounts Receivable" has the meaning assigned to such term in
Section 3.18 hereof.

            "Adiletta Employment Agreement" has the meaning assigned to such term in Section 2.5 hereof.

            "Adiletta Note" has the meaning assigned to such term in Section
2.11 hereof.

            "Adiletta Option Agreement" has the meaning assigned to such term in
Section 4.3 hereof.

            "Affiliate" means as to any Person, another Person that controls, is controlled by or is under common control with, such Person.

            "Agreement" has the meaning assigned to such term in the introduction hereof.

            "Audited 1997 Financials" has the meaning assigned to such term in
Section 3.9 hereof.

            "Authorizations" has the meaning assigned to such term in Section
3.12 hereof.

            "BAP" means BAP Acquisition Corp., a Delaware corporation.

            "BAP Common Stock" has the meaning assigned to such term in Section
1.8 hereof.

            "BAP Credit Agreement" has the meaning assigned to such term in
Section 2.3 hereof.


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

            "BAP Debt Agreements" has the meaning assigned to such term in
Section 2.3 hereof.

            "BAP Disclosure Schedule" has the meaning assigned to such term in
Section 2.2 hereof.

            "BAP Employment Agreements" has the meaning assigned to such term in
Section 4.3 hereof.

            "BAP Option Agreements" has the meaning assigned to such term in
Section 4.3 hereof.

            "BAP Option Plan" has the meaning assigned to such term in Section
2.4 hereof.

            "BAP Options" has the meaning assigned to such term in Section 2.4 hereof.

            "BAP Paging Business" has the meaning assigned to such term in
Section 2.5 hereof.

            "BAP Preferred Stock" has the meaning assigned to such term in
Section 1.14 hereof.

            "BAP Stock Purchase Agreement" has the meaning assigned to such term in Section 2.5 hereof.

            "BAPCO" means Bell Atlantic Paging, Inc., a Delaware corporation.

            "Bell Atlantic Acquisition" has the meaning assigned to such term in the Recitals hereof.

            "Bell Atlantic Acquisition Agreement" has the meaning assigned to such term in the Recitals hereof.

            "Bell Atlantic Confidentiality Provisions" has the meaning assigned to such term in Section 4.1 hereof.


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

            "Bell Atlantic Consent" means the letter agreement, dated as of November 3, 1998, between BAP and the Bell Atlantic Subsidiaries.

            "Bell Atlantic Note" has the meaning assigned to such term in
Section 2.3 hereof.

            "Bell Atlantic Paging Business" has the meaning assigned to such term in the Recitals hereof.

            "Bell Atlantic Representations and Warranties" has the meaning assigned to such term in Section 2.7 hereof.

            "Bell Atlantic Subsidiaries" means BAPCO and the OTC's, collectively.

            "Cause" has the meaning assigned to such term in Section 4.21 hereof.

            "Certificate" has the meaning assigned to such term in Section 1.9 hereof.

            "Certificate of Merger" has the meaning assigned to such term in
Section 1.3 hereof.

            "Closing" has the meaning assigned to such term in Section 1.12 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of the Code, and all applicable regulations under the Code and the statutory predecessor of the code, and any official published ruling and judicial determinations under the foregoing.

            "Communications Act" means the Communications Act of 1934, as amended.

            "Competing Transaction" has the meaning assigned to such term in
Section 4.6 hereof.

            "Contingent Obligation" means any obligation of any Person guaranteeing or otherwise becoming responsible for, in any manner whatsoever, whether directly or indirectly, any indebtedness, lease, dividend or other obligation of any other Person, whether or not contingent;


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

provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

            "Conversion Number" has the meaning assigned to such term in Section
1.8 hereof.

            "DGCL" has the meaning assigned to such term in Section 1.1 hereof.

            "Deerfield" means Deerfield Partners LLC, a Delaware limited liability company.

            "Deerfield Agreement" has the meaning assigned to such term in
Section 2.5 hereof.

            "Dissenting Shares" has the meaning assigned to such term in Section
1.9 hereof.

            "Effective Time" has the meaning assigned to such term in Section
1.3 hereof.

            "Environmental Laws" means the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the federal Water Pollution Control Act, the Toxic Substances Control Act and all other federal, state and local Laws relating to pollution, hazardous substances, health, safety and/or the environment.

            "Equipment" has the meaning assigned to such term in Section 3.14 hereof.

            "Equity Participants" has the meaning assigned to such term in
Section 2.8 hereof.

            "Equity Sponsor Agreement" has the meaning assigned to such term in
Section 2.4 hereof.

            "ERISA" has the meaning assigned to such term in Section 3.33 hereof.

            "Escrow Account" has the meaning assigned to such term in Section
8.5 hereof.

            "Escrow Agent" means Solovay Edlin & Eiseman, P. C., as escrow agent under the Escrow Agreement.


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

            "Escrow Agreement" means the agreement, dated as of the date hereof, among BAP, Paging Partners, and the Escrow Agent, as such agreement may be amended or modified from time to time.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Agent" has the meaning assigned to such term in Section
1.10 hereof.

            "Extension Period" has the meaning assigned to such term in Section
4.1 hereof.

            "FCC" has the meaning assigned to such term in Section 3.13 hereof.

            "FCC Licenses" has the meaning assigned to such term in Section 3.13 hereof.

            "Fill-in Transmitters" has the meaning assigned to such term in
Section 3.13 hereof.

            "Final Order" means that forty (40) days shall have elapsed from the date of grant of FCC consent to the transfers of control and/or assignments contemplated by the relevant applications or requests submitted to the FCC without the filing of any adverse request, petition or appeal by any party or third party or by the FCC on its own motion with respect to such consents, or any resubmissions of any applications or requests for such consents, or, if challenged, that such FCC consents shall have been reaffirmed or upheld and the applicable period for seeking further administrative or judicial review shall have expired without the filing of any action, petition or request for further review.

            "Financing" shall have the meaning assigned to such term in Section
2.3 hereof.

            "Finova" has the meaning assigned to such term in Section 2.3 hereof.

            "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time, applied on a consistent basis.


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

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Hazardous Substances" has the meaning assigned to such term in CERCLA.

            "Indemnification Period" has the meaning assigned to such term in
Section 4.16 hereof.

            "Indemnitee" means a party entitled to indemnification under Section
4.16 hereof.

            "Independent Counsel" has the meaning assigned to such term in
Section 4.16 hereof.

            "Insurance Policies" has the meaning assigned to such term in
Section 3.28 hereof.

            "Intangible Property" has the meaning assigned to such term in
Section 3.27 hereof.

            "Interested Person" has the meaning assigned to such term in Section
3.30 hereof.

            "Investment Letter" has the meaning assigned to such term in Section
4.24 hereof.

            "June 10-Q" has the meaning assigned to such term in Section 3.8 hereof.

            "Laws" has the meaning assigned to such term in Section 3.12 hereof.

            "Lien" means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind.

            "March 10-Q" has the meaning assigned to such term in Section 3.8 hereof.

            "Material Adverse Effect" has the meaning assigned to such term in
Section 2.10 hereof.

            "Material Contracts" has the meaning assigned to such term in
Section 3.26 hereof.


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

            "Merger" has the meaning assigned to such term in the recitals hereto.

            "Merger Consideration" has the meaning assigned to such term in
Section 1.8 hereof.

            "Motorola" means Motorola, Inc., a Delaware corporation.

            "Motorola Credit Agreement" has the meaning specified in Section 3.2 hereof.

            "Motorola Default" has the meaning assigned to such term in Section
3.26 hereof.

            "Motorola Lien" has the meaning specified in Section 3.2 hereof.

            "Motorola Loan" has the meaning specified in Section 3.8 hereof.

            "Motorola Warrants" has the meaning assigned to such term in Section
3.4 hereof.

            "Newco" means Paging Partners Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Paging Partners.

            "Newco Common Stock" has the meaning assigned to such term in
Section 1.8 hereof.

            "Officers' Certificate" means a certificate executed on behalf of BAP or Paging Partners, as applicable, by its President or by one of its Vice Presidents, and by its Treasurer, Secretary or by one of its Assistant Secretaries.

            "Orders" has the meaning assigned to such term in Section 3.10 hereof.

            "OTC's" shall mean Bell Atlantic-Delaware, Inc., a Delaware corporation ("BA-DE'), Bell Atlantic-Maryland, Inc., a Maryland corporation ("BA-MD"), Bell Atlantic New Jersey, Inc., a New Jersey corporation ("BA-NJ"), Bell Atlantic-Pennsylvania, Inc., a Pennsylvania corporation ("BA-PA"), Bell Atlantic-Virginia, Inc. a Virginia corporation ("BA-VA"), Bell Atlantic-Washington, D.C., Inc. a New York corporation ("BA-DC"), and Bell Atlantic-West Virginia, Inc., a West Virginia corporation ("BA-WV"), collectively.


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

            "Pagers" means Paging Partners' inventory of pagers including (i) all pagers held by Paging Partners for the purpose of resale or leasing to customers, (ii) all pagers under lease by Paging Partners to customers, and
(iii) all pagers formerly under lease by Paging Partners to customers, that have been disconnected but have not yet been picked up by or returned to Paging Partners.

            "Paging Partners" means Paging Partners Corporation, a Delaware corporation.

            "Paging Partners Benefit Plan" has the meaning assigned in Section
3.33 hereof.

            "Paging Partners Common Stock" has the meaning assigned to such term in Section 1.8 hereof.

            "Paging Partners Disclosure Schedule" has the meaning assigned to such term in Section 3.2 hereof.

            "Paging Partners Employment Agreements" has the meaning assigned to such term in Section 4.26 hereof.

            "Paging Partners Financial Statements" has the meaning assigned in
Section 3.9.

            "Paging Partners Frequencies" means the frequencies set forth in
Exhibit 7.1 hereto.

            "Paging Partners Option Plan" has the meaning assigned to such term in Section 3.4 hereof.

            "Paging Partners Options" has the meaning assigned to such term in
Section 3.4 hereof.

            "Paging Partners Preferred Stock" has the meaning assigned to such term in Section 3.4 hereof.


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

            "Paging Partners Proxy Statement" means the proxy statement to be furnished to the holders of Paging Partners Common Stock, in each case together with any amendments or supplements thereto.

            "Paging Partners Warrant Agreement" has the meaning assigned to such term in Section 3.4 hereof.

            "Paging Partners Warrants" has the meaning assigned to such term in
Section 3.4 hereof.

            "Permitted Lien" means (i) Liens for taxes, assessments or other governmental charges or levies not yet due or payable under law or being contested in good faith by appropriate proceedings, (ii) landlords', carriers', vendors', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising by operation of law in the ordinary course of business and with respect to amounts not overdue for a period of more than 90 days or being contested in good faith by appropriate proceedings, (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case, incurred in the ordinary course of business, (vi) easements, rights-of-way, restrictions and other similar encumbrances, (vii) Liens securing capitalized lease obligations and purchase money obligations permitted under the commitment letter for the BAP Credit Agreement referred to in Section 2.8 hereof or under the form of Seller Note attached as Exhibit B to the Bell Atlantic Acquisition Agreement (as amended by the Bell Atlantic Consent), each as in effect on the date hereof, or
(viii) any extension, renewal or refunding of any Lien referred to in the foregoing clause (vii).


                                   108 of 122

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

            "Plunkett Employment Agreement" has the meaning assigned to such term in Section 4.3 hereof.

            "Plunkett Option Agreement" has the meaning assigned to such term in
Section 4.3 hereof.

            "Post-Closing Deposit" has the meaning assigned to such term in
Section 8.5 hereof.

            "Post-Closing Escrow Fund" has the meaning assigned to such term in
Section 8.5 hereof.

            "Pre-Closing Deposit" has the meaning assigned to such term in
Section 8.5 hereof.

            "Pre-Closing Escrow Fund" has the meaning assigned to such term in
Section 8.5 hereof.

            "Proceedings" has the meaning assigned to such term in Section 3.10 hereof.

            "Public Warrants" has the meaning assigned to such term in Section
3.4 hereof.

            "Registration Rights Agreement" has the meaning assigned to such term in Section 1.12 hereof.

            "Related Transactions" has the meaning assigned to such term in
Section 4.9 hereof.

            "Remaining Pre-Closing Funds" has the meaning assigned to such term in Section 8.5 hereof.


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

            "Retail Office Leases" has the meaning assigned to such term in
Section 3.21 hereof.

            "Reverse Stock Split" has the meaning assigned to such term in
Section 4.9 hereof.

            "Rollover Options" has the meaning assigned to such term in Section
4.25 hereof.

            "Second Quarter Financials" has the meaning assigned to such term in
Section 3.9 hereof.

            "SEC" means the Securities and Exchange Commission.

            "SEC Filing" means each and all of the forms, reports or statements filed by Paging Partners with the SEC, pursuant to the requirements of (i)
Section 13 or 14 of the Exchange Act or (ii) the Securities Act, on or after July 1, 1992, including all exhibits, amendments and supplements thereto.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

            "Senior Officers" of Paging Partners or Newco has the meaning set forth in Section 3.10 hereof.

            "Significant Stockholder" has the meaning assigned to such term in
Section 3.30 hereof.

            "Site Leases" has the meaning assigned to such term in Section 3.16 hereof.

            "Subsidiary" means, as to any Person, a corporation of which more than 50% of the outstanding capital stock having full voting power is at the time directly or indirectly owned or controlled by such Person.

            "Surviving Corporation" has the meaning assigned to such term in
Section 1.1 hereof.


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

            "Taxes" means all taxes, charges, fees, levies or other assessments of whatever kind or nature, including without limitation all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, custom duties, fees, assessments or charges of any kind whatever (together with any interest, penalty or addition to tax) imposed by any Governmental Authority (foreign or domestic).

            "Transaction Documents" means this Agreement, the Voting Agreement, the Registration Rights Agreement, the Escrow Agreement, the Bell Atlantic Acquisition Agreement, the Certificate of Merger and all other agreements, certificates and instruments executed and delivered in connection with the transactions contemplated by this Agreement, in each case, as originally executed and as amended from time to time.

            "Transmitter Facilities" has the meaning assigned to such term in
Section 3.13 hereof.

            "Unit Purchase Option" has the meaning assigned to such term in
Section 3.4 hereof.

            "Units" has the meaning assigned to such term in Section 3.4 hereof.

            "Voting Agreement" has the meaning assigned to such term in the recitals hereto.

            "1997 Balance Sheet" has the meaning assigned to such term in
Section 3.8 hereof.

            "1997 10-K" has the meaning assigned to such term in Section 3.8 hereof.

      7.2 Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant hereto or thereto, unless the context otherwise requires.


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

            (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) all matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

            (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

            (e) The words "hereof", "herein" and "hereunder", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 Survival of Representations, Warranties, Covenants and Agreements. The respective representations, warranties, covenants and agreements of the parties hereto shall not survive the Effective Time. Notwithstanding the foregoing, this
Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time, including without limitation, Sections 1.9, 1.10, 1.11, 4.16, 4.17, 4.21 and 4.25 hereof.

      8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Paging Partners, Newco and BAP at any time prior to the Effective Time with respect to any of the terms herein, provided that, after approval of the Merger by the stockholders of Paging Partners, no amendment shall be made after approval of the Merger by the stockholder of Paging Partners that increases or


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

changes the form of the Merger Consideration or otherwise adversely affects the stockholders of Paging Partners without further stockholder approval.

      8.3 Waiver of Compliance; Consents. Except insofar as any provision of this Agreement is non-waivable by its terms or as a matter of law, any failure of Paging Partners or Newco, on the one hand, or BAP, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Paging Partners or BAP, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

      8.4 Enforceability. If any term or provision of this Agreement, or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement or the application thereof to other Persons and circumstances shall not be invalidated thereby, and such remaining terms and provisions hereof shall remain in full force and effect and shall be construed to effect the intent of the parties hereto to the fullest extent permitted by law.

      8.5 Fees and Expenses.

            (a) On the date hereof, BAP is depositing $1,000,000 (excluding any interest earned thereon, the "Pre-Closing Deposit") into an interest bearing escrow account in the name of the Escrow Agent (the "Escrow Account") in accordance with the terms of the Escrow Agreement, a copy of which is attached hereto as Exhibit 8.5. The Pre-Closing Deposit, together with all interest and income thereon and other proceeds thereof, is hereinafter referred to as the


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"Pre-Closing Escrow Fund"). If this Agreement is terminated prior to both the closing of the Bell Atlantic Acquisition and the Effective Time pursuant to:

                  (i) Section 6.1(a) hereof, then the Pre-Closing Escrow Fund shall be returned to BAP, and the parties agree that (A) if the Bell Atlantic Acquisition Agreement is terminated other than as a result of a failure or breach by BAP, (B) if the FCC or any state regulatory authority does not approve the transfer of control applications in connection with the Bell Atlantic Acquisition or the Merger or (C) if the Extension Period is terminated in accordance with Section 4.1(b) hereof, then the parties will consent to a termination of this Agreement pursuant to Section 6.1(a); or

                  (ii) Section 6.1(b) hereof, then the Pre-Closing Escrow Fund shall be returned to BAP;

                  (iii) Section 6.1(c) hereof, then the Pre-Closing Escrow Fund shall be returned to BAP;

                  (iv) Section 6.1(d) hereof, then (A) the Pre-Closing Escrow
            Fund shall be returned to BAP, (B) Paging Partners shall pay BAP $1,000,000 and (C) upon the closing of any Competing Transaction that occurs within one year from the date of termination of this Agreement, Paging Partners shall pay BAP an additional $1,000,000;

                  (v) Section 6.1(e) hereof, then (A) the Pre-Closing Escrow
            Fund shall be returned to BAP and (B) Paging Partners shall pay BAP $1,000,000;

                  (vi) Section 6.1(f) hereof, then the Pre-Closing Deposit shall be released to Paging Partners, and the remaining portion of the Pre-Closing Escrow Fund


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            shall be returned to BAP; provided, however, that the Pre-Closing
            Escrow Fund shall be returned to BAP if the failure relied upon for termination by Paging Partners is also a failure of the Bell Atlantic Subsidiaries under the Bell Atlantic Acquisition Agreement or a breach of any representation or warranty made by the Bell Atlantic Subsidiaries thereunder; or

                  (vii) Section 6.1(g) hereof, then (A) the Pre-Closing Escrow
            Fund shall be returned to BAP and (B) if the failure relied upon by BAP for such termination occurred as a result of an intentional act by Paging Partners or an intentional failure to act by Paging Partners, Paging Partners shall pay BAP $1,000,000.

            (b) Notwithstanding anything to the contrary in this Agreement or the Escrow Agreement, if BAP certifies to Paging Partners and the Escrow Agent that the Bell Atlantic Acquisition will close prior to the Effective Time of the Merger, the Escrow Agent shall deliver the Pre-Closing Deposit by certified check of immediately available funds, or such other manner of delivery as the parties may agree, to the Bell Atlantic Subsidiaries at the closing of the Bell Atlantic Acquisition, and the Escrow Agent shall continue to hold any remaining portion of the Pre-Closing Escrow Fund (the "Remaining Pre-Closing Funds") in the Escrow Account. If for any reason, after the Escrow Agent has so delivered the Pre-Closing Deposit, the closing of the Bell Atlantic Acquisition does not occur, the Pre-Closing Deposit shall be returned in its entirety to the Escrow Agent, who shall hold it in the Escrow Account pursuant to the terms of the Escrow Agreement. Immediately after the closing of the Bell Atlantic Acquisition, BAP shall deposit $250,000 (excluding any interest earned thereon, the "Post-Closing Deposit") into the Escrow Account in accordance with the terms of the Escrow Agreement. The Remaining Pre-Closing Funds and the Post-Closing Deposit, together with (i) all interest and income on the


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Remaining Pre-Closing Funds and the Post-Closing Deposit and (ii) all other proceeds of the Remaining Pre-Closing Funds and the Post-Closing Deposit, are hereinafter referred to as the "Post-Closing Escrow Fund." If this Agreement is terminated after the closing of the Bell Atlantic Acquisition but prior to the Effective Time pursuant to:

                  (i) Section 6.1(a) hereof, then the Post-Closing Escrow Fund shall be returned to BAP, and the parties agree that (A) if the Bell Atlantic Acquisition Agreement is terminated other than as a result of a failure or breach by BAP, (B) if the FCC or any state regulatory authority does not approve the transfer of control applications in connection with the Bell Atlantic Acquisition or the Merger or (C) if the Extension Period is terminated in accordance with Section 4.1(b) hereof, then the parties will consent to a termination of this Agreement pursuant to Section 6.1(a); or

                  (ii) Section 6.1(b) hereof, then the Post-Closing Escrow Fund shall be returned to BAP;

                  (iii) Section 6.1(c) hereof, then the Post-Closing Escrow Fund shall be returned to BAP;

                  (iv) Section 6.1(d) hereof, then (A) the Post-Escrow Fund
            shall be returned to BAP, (B) Paging Partners shall pay BAP $1,000,000 and (C) upon the closing of any Competing Transaction that occurs within one year from the date of termination of this Agreement, Paging Partners shall pay BAP an additional $1,000,000;

                  (v) Section 6.1(e) hereof, then (A) the Post-Closing Escrow
            Fund shall be returned to BAP and (B) Paging Partners shall pay BAP $1,000,000;


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                  (vi) Section 6.1(f) hereof, then the Post-Closing Escrow Fund shall be released to Paging Partners, and BAP shall promptly pay to Paging Partners the difference between $1,000,000 and the amount of the Post-Closing Escrow Fund; provided, however, that the Post-Closing Escrow Fund shall be returned to BAP if the failure relied upon for termination by Paging Partners is also a failure of the Bell Atlantic Subsidiaries under the Bell Atlantic Acquisition Agreement or a breach of any representation or warranty made by the Bell Atlantic Subsidiaries thereunder; or

                  (vii) Section 6.1(g) hereof, then (A) the Post-Closing Escrow
            Fund shall be returned to BAP and (B) if the failure relied upon by BAP for such termination occurred as a result of an intentional act by Paging Partners or an intentional failure to act by Paging Partners, Paging Partners shall pay BAP $1,000,000.

            (d) Except as set forth in this Section 8.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

            (e) Each of Paging Partners and BAP hereby acknowledges and agrees that the arrangements set forth in this Section 8.5 represent their good faith attempt, to reach, in advance, a fair resolution of their competing interests, to avoid the complications, risks and expenses likely to be associated with any need to establish or prove the presence or absence of actual damages in the event of the termination of this Agreement, and to determine appropriate compensation that is not expected by either Paging Partners or BAP to be punitive in effect or to produce a windfall to either Paging Partners or BAP.


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      8.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied shall confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except that the provisions of Sections 4.16, 4.17, 4.21 and 4.25 hereof shall inure to the benefit of those persons covered by such Sections.

      8.7 Successors and Assigns. Neither this Agreement nor the rights, interests and obligations of the parties hereto shall be assigned by any of such parties, by operation of law or otherwise, nor shall any such purported assignment have any effect for purposes of this Agreement.

      8.8 Communications Act. Nothing in this Agreement is intended or shall be construed to diminish or affect the control of BAP or of Paging Partners over any FCC Licenses held by any of them in any manner prohibited by the Communications Act of 1934, as amended, or the rules and regulations issued by the FCC.

      8.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is agreed accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each party acknowledges that neither party shall be required to allege or to prove the inadequacy of money damages as a remedy to seek any appropriate form of equitable relief or remedy.


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      8.10 Notices. Except as otherwise specifically provided in this Agreement, all communication hereunder shall be in writing (including telegraphic communication) and shall be sent by first-class mail, telegraph, facsimile or overnight courier or delivered in person:

            to:

                  BAP Acquisition Corp.
                  42 Timber Rock Trail
                  Bernardsville, NJ  07924

                  Attention:  John X. Adiletta

            with a copy to:

                  Choate, Hall & Stewart
                  Exchange Place
                  53 State Street
                  Boston, Massachusetts 02109

                  Attention:  William P. Gelnaw, Jr., Esq.

            and to Paging Partners and Newco at:

                  Paging Partners Corporation
                  4249 Route 9 North
                  Building 2
                  Freehold, NJ  07728
                  Fax: (732) 409-7366

                  Attention: Leonard Fink

            with a copy to:

                  Solovay Edlin & Eiseman, P. C.
                  845 Third Avenue
                  8th Floor
                  New York, New York 10022
                  Fax:  (212) 355-4608

                  Attention:  Michael B. Solovay, Esq.


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or to such other addresses as BAP, Paging Partners or Newco may designate by notice in writing. Notices shall be deemed to have been given when received.

      8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws rules thereof.

      8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original but all of which shall constitute one and the same agreement.

      8.13 Headings. The article and section headings in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not effect in any way the meaning or interpretation of this Agreement.

      8.14 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the documents and instruments referred to herein, embodies the entire agreement between the parties hereto in respect of the subject matter hereof. There are no agreements, restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      8.15 Schedules. the parties agree that Paging Partners shall deliver Schedules 3.14 and 3.24 of the Paging Partners Disclosure Schedule prior to the Effective Time.


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      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by one of its duly authorized officers, all as of the day and year first above written.


                                    BAP ACQUISITION CORP.

                                    By: /s/ John X. Adiletta
                                        -------------------------------
                                        Name:  John X. Adiletta
                                        Title: President


                                    PAGING PARTNERS CORPORATION

                                    By: /s/ Richard J. Giacchi
                                        -------------------------------
                                        Name:  Richard J. Giacchi
                                        Title: President


                                    PAGING PARTNERS MERGER CORPORATION

                                    By: /s/ Leonard Fink
                                        -------------------------------
                                        Name:  Leonard Fink
                                        Title: President


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